                                                                     EXHIBIT 4.1


                                RIGHTS AGREEMENT


                                 by and between


                       SMURFIT-STONE CONTAINER CORPORATION

                                       and

                          MELLON INVESTOR SERVICES LLC,

                                 as Rights Agent

                             -----------------------


                                   Dated as of

                                September 9, 2002

                               TABLE OF CONTENTS


Section                                                                                              Page
-------                                                                                              ----

Section 1.  Certain Definitions.........................................................................1

Section 2.  Appointment of Rights Agent................................................................10

Section 3.  Issuance of Right Certificates.............................................................10

Section 4.  Form of Right Certificates.................................................................12

Section 5.  Countersignature and Registration..........................................................13

Section 6.  Transfer, Split Up, Combination and Exchange of Right Certificates;
         Mutilated, Destroyed, Lost or Stolen Right Certificates.......................................13

Section 7.  Exercise of Rights; Exercise Price; Expiration Date of Rights;
          Invalidation of Certain Rights...............................................................14

Section 8.  Cancellation and Destruction of Right Certificates.........................................16

Section 9.  Reservation and Availability of Shares of Preferred Stock..................................17

Section 10.  Preferred Stock Record Date...............................................................18

Section 11.  Adjustment of Exercise Price or Number of Shares..........................................18

Section 12.  Certification of Adjusted Exercise Price or Number of Shares..............................24

Section 13.  Consolidation, Merger or Sale or Transfer of Assets or Earning Power......................25

Section 14.  Fractional Rights and Fractional Shares...................................................28

Section 15.  Rights of Action..........................................................................29

Section 16.  Agreement of Right Holders................................................................30

Section 17.  Right Certificate Holder Not Deemed a Stockholder.........................................30

Section 18.  Concerning the Rights Agent...............................................................31

Section 19.  Merger or Consolidation of, or Change in Name of, the Rights Agent........................32

Section 20.  Duties of Rights Agent....................................................................32

Section 21.  Change of Rights Agent....................................................................34

Section 22.  Issuance of New Right Certificates........................................................35

Section 23.  Redemption................................................................................36

Section 24.  Notice of Proposed Actions................................................................37

Section 25.  Notices...................................................................................38

Section 26.  Supplements and Amendments................................................................38

Section 27.  Exchange..................................................................................39

Section 28.  Successors................................................................................40


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

Section 29.  Benefits of this Agreement................................................................40

Section 30.  Delaware Contract.........................................................................40

Section 31.  Counterparts..............................................................................41

Section 32.  Descriptive Headings......................................................................41

Section 33.  Severability..............................................................................41

Section 34.  Determinations and Actions by the Board of Directors......................................41



Exhibit A      -   Summary of Rights

Exhibit B      -   Form of Right Certificate

Exhibit C      -   Form of Certificate of Designations of Series B Junior
                   Participating Preferred Stock

                                RIGHTS AGREEMENT

            Rights Agreement (this "AGREEMENT"), dated as of September 9, 2002, by and between Smurfit-Stone Container Corporation, a Delaware corporation (the "CORPORATION"), and Mellon Investor Services LLC, a New Jersey limited liability company, as rights agent (the "RIGHTS AGENT").

                              W I T N E S S E T H :

            WHEREAS, on September 6, 2002, the Board of Directors of the Corporation, authorized the issuance of, and declared, a dividend payable in one right (a "RIGHT") for each share of common stock, $0.01 par value per share ("COMMON STOCK"), of the Corporation outstanding as of close of business on September 17, 2002 (the "RECORD DATE"), each such Right representing the right to purchase one one-thousandth of a share of Series B Junior Participating Preferred Stock of the Corporation ("PREFERRED STOCK") having the rights and preferences set forth in the form of Certificate of Designations attached hereto as Exhibit C duly adopted by the Board of Directors of the Corporation on September 6, 2002, upon the terms and subject to the conditions hereinafter set forth; and

            WHEREAS, on such date, the Board of Directors of the Corporation further authorized the issuance of one Right (subject to adjustment) with respect to each share of Common Stock which may be issued between the Record Date and the earliest to occur of the Distribution Date, the Expiration Date or the Final Expiration Date (as such terms are hereinafter defined); PROVIDED, HOWEVER, that Rights may also be issued with respect to shares of Common Stock that shall become outstanding after the Distribution Date and prior to the Expiration Date in accordance with Section 22 hereof;

            NOW, THEREFORE, in consideration of the premises and the mutual agreements herein set forth, the parties hereby agree as follows:

            Section 1. CERTAIN DEFINITIONS. For purposes of this Agreement, the following terms shall have the meanings provided by this Section 1, any capitalized term defined in this Section 1 and used in the following definitions having the meaning provided by this Section 1:

                        "ACQUIRING PERSON" shall mean any Person who or which,
            together with all Affiliates and Associates of such Person, shall be the Beneficial Owner of 15% or more of the Voting Stock then outstanding; PROVIDED, HOWEVER, that none of the following Persons shall be considered an Acquiring Person: (i) the Corporation (insofar as it may be considered a Beneficial Owner of Voting Stock), (ii) any Subsidiary of the Corporation, (iii) any employee benefit plan or employee stock plan of the Corporation or any Subsidiary of the Corporation, or any trust or other entity organized, appointed, established or holding Voting Stock for or pursuant to the terms of any such plan, (iv) an Exempt Person (in each case, for so long as a Person who is an Exempt Person continues to qualify as such), (v) any Person who, together with all Affiliates and Associates of such Person, would be an Acquiring Person solely by reason of (A) being the Beneficial Owner of Voting Stock of which its Beneficial Ownership was acquired pursuant to any action or transaction, or series of related actions or transactions, approved by the Board of Directors of the Corporation before such Person (or any of its affiliates and Associates) otherwise became an Acquiring Person or (B) a reduction in the number of issued and outstanding shares of Voting Stock pursuant to a repurchase or redemption of Voting Stock by the Corporation or a recapitalization of the Corporation or similar transaction, or a series of related transactions, which was approved, before any Person became an Acquiring Person, by the Board of Directors of the Corporation; PROVIDED, FURTHER, that, in the event a Person does not become an Acquiring Person by reason of this clause (v), such Person nonetheless shall become an Acquiring Person in the event such Person (together with all Affiliates and Associates of such Person) thereafter acquires Beneficial Ownership of an additional 1% or more of the Voting Stock unless such Person becomes the Beneficial Owner of additional Voting Stock solely by reason of an action or transaction, or series of related actions or transactions, referred to in clause (v) of this sentence. Notwithstanding the foregoing provisions of this paragraph, if the Board of Directors of the Corporation determines in good faith that a Person who would otherwise be an "Acquiring Person," as defined pursuant to the foregoing provisions of this paragraph, has become such inadvertently, and such Person divests as promptly as practicable (as determined in good faith by the Board of Directors of the Corporation) Beneficial Ownership of a sufficient number of shares of Voting Stock so that such Person would no longer be an "Acquiring Person," as so defined, then such Person shall not be deemed an "Acquiring Person" for any purposes of this Agreement.

                  "AFFILIATE" shall have the meaning ascribed to such term in
            Rule 12b-2 of the General Rules and Regulations under the Exchange Act, as in effect on the date of this Agreement.

                  "ASSOCIATE" of a Person shall mean (i) with respect to a
            corporation, any officer or director thereof or any Associate of any Subsidiary thereof, or any Beneficial Owner of 15% or more of any class of equity security thereof, (ii) with respect to an association, any officer or director thereof or any Associate of a Subsidiary thereof, (iii) with respect to a partnership, any general partner thereof or any limited partner thereof who is, directly or indirectly, the Beneficial Owner of a 15% or greater ownership interest therein, and any Associate of any Subsidiary thereof, (iv) with respect to a limited liability company, any manager or managing member thereof and any Beneficial Owner of 15% or more or any class of membership interest therein or other equity security thereof, and any Associate of any Subsidiary thereof, (v) with respect to a business trust, any officer or trustee thereof or any Associate of any Subsidiary thereof, (vi) with respect to any other trust or an estate, any trustee, executor or similar fiduciary and any Person who has a 15% or greater interest as a beneficiary in the income from or principal of such trust or estate, (vii) with respect to a natural person, the parents and children thereof and any spouse or relative thereof, or any relative of such spouse, who has the same home as such person, and (viii) any Affiliate of such Person.

                  A person shall be deemed the "BENEFICIAL OWNER" of, or to
            "BENEFICIALLY OWN", any securities (and correlative terms shall have correlative meanings):

                        (i) which such Person or any of such Person's Affiliates
                  or Associates beneficially owns, directly or indirectly, for purposes of Section 13(d) of the Exchange Act and Regulation 13D-G thereunder, in each case as in effect on the date of this Agreement; or

                        (ii) which such Person or any of such Person's
                  Affiliates or Associates has (A) the right to acquire (whether such right is exercisable immediately or only after the passage of time or the fulfillment of one or more conditions or both) pursuant to any agreement, arrangement or understanding (whether or not in writing), or upon the exercise of conversion rights, exchange rights, other rights (other than the Rights), warrants or options, or otherwise (PROVIDED, HOWEVER, that a Person shall not be deemed the "Beneficial Owner" of, or to "Beneficially Own," securities tendered pursuant to a tender or exchange offer made by such Person or any of such Person's Affiliates or Associates until such tendered securities are accepted for purchase or exchange) or (B) the right to vote, alone or in concert with others, pursuant to any agreement, arrangement or understanding (whether or not in writing) (PROVIDED, HOWEVER, that a Person shall not be deemed the "Beneficial Owner" of, or to "Beneficially Own," any security of which such Person is not otherwise the Beneficial Owner solely as a result of (1) having the power to vote the security pursuant to a revocable proxy or consent given in response to a proxy or consent solicitation made by such Person pursuant to, and in accordance with, the applicable rules and regulations under the Exchange Act and (2) where such Person's power to vote the security is not at the time reportable by such Person on a
                  Schedule 13D report under the Exchange Act (or any comparable or successor report), other than by reference to such Person so conducting a proxy or consent solicitation; or

                        (iii) which are beneficially owned, directly or
                  indirectly, by any other Person with which such Person or any of such Person's Affiliates or Associates has any agreement, arrangement or understanding (whether or not in writing) for the purpose of acquiring, holding, voting (except in the case of a proxy described in the proviso to clause (B) of subparagraph (ii) of this paragraph) or disposing of any securities of the Corporation (PROVIDED, HOWEVER, that for purposes of determining Beneficial Ownership of Voting Stock under this Agreement (1) an agreement, arrangement or understanding to be a participant (as defined in Instruction 3 to Item 4 of Schedule 14A under the Exchange Act) in a proxy or consent solicitation with respect to Voting Stock made pursuant to, and in accordance with, the applicable rules and regulations under the Exchange Act, shall not make a Person the Beneficial Owner of Voting Stock owned and controlled by any other participant in such proxy or consent solicitation if such agreement, arrangement or understanding does not otherwise involve the acquisition, holding, voting (except by a proxy described in the proviso to clause (B) of subparagraph
                  (ii) of this paragraph) or disposing of any securities of the Corporation and (2) officers and directors of the Corporation shall not, solely by reason of their status as such, be considered to have such an agreement, arrangement or understanding, notwithstanding that they all are Associates of the Corporation or may for such reason be considered to constitute a group for purposes of Section 13(d) the Exchange Act or, by virtue thereof, be deemed to Beneficially Own shares owned by another officer or director of the Corporation).

            Notwithstanding anything in this paragraph to the contrary, a Person engaged in the business of underwriting securities shall not be deemed the "Beneficial Owner" of, or to "Beneficially Own," any securities acquired or otherwise beneficially owned in good faith as a result of a firm commitment underwriting, until the expiration of forty days after the date of the sale of securities to the public pursuant to such firm commitment underwriting.

                  "BUSINESS DAY" shall mean any day other than a Saturday,
            Sunday, or a day on which banking institutions in the State of New York, New Jersey or the state in which the principal office of the Rights Agent are authorized or obligated by law or executive order to close.

                  "CLOSE OF BUSINESS" on any given date shall mean 5:00 P.M.,
            New York City time, on such date; PROVIDED, HOWEVER, that if such date is not a Business Day it shall mean 5:00 P.M., New York City time, on the next succeeding Business Day.

                  "COMMON STOCK" when used with reference to the Corporation shall collectively mean the Common Stock of the Corporation as defined in the first recital hereof and any other common stock of the Corporation into or for which it is changed, converted or exchanged. "COMMON STOCK" when used with reference to any Person other than the Corporation which shall be organized in corporate form shall mean the capital shares or other equity security having of all classes of capital shares or equity securities of such corporation the greatest aggregate voting power in the election of directors. "COMMON STOCK" when used with reference to any Person which shall not be organized in corporate form shall mean units of beneficial interest in the profits or losses of such Person or other equity security of such Person having of all classes of equity securities of such Person the greatest aggregate voting power in the election of the directors, trustees, managers or other Persons performing like governance functions for such Person.

                  "CORPORATION" shall have the meaning provided at the beginning hereof; PROVIDED, HOWEVER, that "Corporation" shall also include any successors to the Corporation as provided by Section 28 hereof and shall mean a Principal Party as provided by Section 13(a) and 13(b)hereof.

                  "DISTRIBUTION DATE" shall have the meaning set forth in
            Section 3(b) hereof.

                  "EXCHANGE ACT" shall mean the Securities Exchange Act of 1934, as amended.

                  "EXCHANGE RATIO" shall have the meaning set forth in Section
            27 hereof.

                  "EXEMPT PERSON" shall mean any Institutional Investment
            Manager, and any Affiliate or Associate thereof, who on the date hereof is the Beneficial Owner of fifteen percent (15%) or more of the Voting Stock outstanding; PROVIDED, HOWEVER, that an Exempt Person (and its Affiliates and Associates) shall cease to be an Exempt Person automatically upon the first to occur of it or any of its Affiliates or Associates:

                  (i) first ceasing to Beneficially Own 15% or more of the Voting Stock outstanding, or

                  (ii) first becoming (together with its Affiliates and
            Associates) the Beneficial Owner of 20% or more of the Voting Stock outstanding, or

                  (iii) first ceasing to be an Institutional Investment Manager or to be Affiliated of Associated with an Institutional Investment Manager, or

                  (iv) first filing or being obligated to file a beneficial
            ownership report with respect to securities of the Corporation on
            Schedule 13D under the Exchange Act; PROVIDED FURTHER, HOWEVER, that a Person who was an Exempt Person shall cease to be such on, and not until, the fifth business day after it has filed or become obligated to file a Schedule 13D report under the Exchange Act unless, within such five day period, such person has reduced its Beneficial Ownership of voting Stock to less than 15%.

                  "EXERCISE PRICE" shall have the meaning set forth in Section 4 hereof.

                  "EXPIRATION DATE" shall have the meaning set forth in Section
            7(a) hereof.

                  "FAIR MARKET VALUE" of any property shall mean the fair market value of such property as determined in accordance with Section 11(b) hereof.

                  "FINAL EXPIRATION DATE" shall have the meaning set forth in
            Section 7(a) hereof.

                  "INSTITUTIONAL INVESTMENT MANAGER" shall mean a Person who (i)
            is principally engaged in the business of managing investment funds for unaffiliated securities investors, (ii) in engaging in such business is the Beneficial Owner of Voting Stock primarily as a result of holding and/or exercising voting or dispositive power over Voting Stock as agent for fully managed accounts or as a result of being Affiliated with another Institutional Investment Manager, and
            (iii) after the date hereof, acquires Beneficial Ownership of Voting Stock pursuant only to trading activities (either in the open market or in negotiated transactions with institutional or professional investors) undertaken in the ordinary course of such Person's business or by virtue of its Affiliation with another Institutional Investment Manger or other Affiliate or its association with an Associate and not with the purpose nor with the effect, either alone or in concert with any other Person, of exercising the power to direct or cause the direction of the management and policies of the Corporation or of otherwise changing or influencing the control of the Corporation, nor in connection with or as a participant in any transaction having such purpose or effect (including any transaction subject to Rule 13d-3(b) under the Exchange Act).

                  "NASDAQ" shall have the meaning set forth in Section 11(b)
            hereof.

                  "PERSON" shall mean any individual, company, firm,
            corporation, limited liability company or other entity.

                  "PRINCIPAL PARTY" shall have the meaning set forth in Section
            13(b) hereof.

                  "REDEMPTION PRICE" shall have the meaning set forth in Section
            23(a) hereof.

                  "RIGHT CERTIFICATE" shall have the meaning set forth in
            Section 3(d) hereof.

                  "SECURITIES ACT" shall mean the Securities Act of 1933, as amended.

                  "SPREAD" shall mean the excess of (1) the Fair Market Value of
            Preferred Stock issuable upon the exercise of a Right in accordance with Section 11(a)(ii) over (2) the Exercise Price in effect at the time of determination of the Spread.

                  "STOCK ACQUISITION DATE" shall mean the first date on which there shall be a public announcement by the Corporation or an Acquiring Person that an Acquiring Person has become such (which, for purposes of this definition, shall include, without limitation, a report filed pursuant to Section 13(d) of the Exchange Act) or such earlier date as a majority of the Board of Directors of the Corporation shall become aware of the existence of an Acquiring Person as confirmed by action of the Board of Directors of the Corporation taken by the affirmative vote of a majority of the Board of Directors of the Corporation.

                  "SUBSIDIARY" of a Person shall mean any corporation or other entity of which securities or other ownership interests having ordinary voting power sufficient to elect a majority of the board of directors of such corporation or other entity or other persons performing similar functions are beneficially owned, directly or indirectly, by such Person or by any corporation or other entity that is otherwise controlled by such Person

                  "SUMMARY OF RIGHTS" shall have the meaning set forth in
            Section 3(a) hereof.

                  "TRADING DAY" shall have the meaning set forth in Section
            11(b) hereof.

                  "TRANSFER TAX" shall mean any tax or charge, including any documentary stamp tax, imposed or collected by any governmental or regulatory authority in respect of any transfer of any security, instrument or right, including the Rights, shares of the Common Stock and shares of the Preferred Stock.

                  "VOTING STOCK" shall mean (i) the Common Stock of the
            Corporation and (ii) any other shares of capital stock of the Corporation entitled to vote generally in the election of directors or entitled generally to vote together with the Common Stock in respect of a merger, consolidation, sale of all or substantially all of the Corporation's assets, liquidation, dissolution or winding up. For purposes of this Agreement, a stated percentage of the Voting Stock shall mean a number of shares of the Voting Stock as shall equal in voting power that stated percentage of the total voting power of the then outstanding shares of Voting Stock in the election of a majority of the Board of Directors of the Corporation or in respect of a merger, consolidation, sale of all or substantially all of the Corporation's assets, liquidation, dissolution or winding up.

            Any determination required to be made by the Board of Directors of the Corporation for purposes of applying the definitions contained in this Section 1 shall be made by a majority of the Board of Directors of the Corporation in its good faith judgment, which determination shall be binding on the Rights Agent and the holders of the Rights.

            Section 2. APPOINTMENT OF RIGHTS AGENT. The Corporation hereby appoints the Rights Agent to act as agent for the Corporation in accordance with the terms and conditions hereof, and the Rights Agent hereby accepts such appointment. The Corporation may from time to time appoint such Co-Rights Agents as it may deem necessary or desirable, upon ten (10) days prior written notice to the Rights Agent. The Rights Agent shall have no duty to supervise, and shall in no event be liable for, the acts or omissions of any such Co-Rights Agent.

            Section 3.  ISSUANCE OF RIGHT CERTIFICATES.

      On the Record Date (or as soon as practicable thereafter), the Corporation or the Rights Agent shall send a copy of a Summary of Rights, in substantially the form attached hereto as Exhibit A (the "SUMMARY OF RIGHTS"), by first class mail, postage prepaid, to each record holder of the Common Stock as of the Record Date, at the address of such holder shown on the records of the Corporation.

      Until the Close of Business on the day which is the earlier of (i) the tenth day after the Stock Acquisition Date or (ii) the tenth Business Day (or such later date as may be determined by action of the Board of Directors of the Corporation prior to such time as any Person becomes an Acquiring Person) after the date of the commencement by any Person (other than an Exempt Person) of a tender or exchange offer upon the successful consummation of which such Person, or any Affiliate or Associate of such Person, would be an Acquiring Person (including any such date which is after the date of this Agreement and prior to the issuance of the Rights; the earlier of such dates being herein referred to as the "DISTRIBUTION DATE"), (x) the Rights shall be evidenced by the certificates for Common Stock (or in the case of uncertificated shares of Common Stock, by the book-entry account that evidences record ownership for such shares) registered in the names of the holders of Common Stock (together with, in the case of certificates for Common Stock outstanding as of the Record Date, the Summary of Rights) and not by separate Right certificates and the record holders of such certificates (or such book-entry accounts) for Common Stock shall be the record holders of the Rights represented thereby and (y) each Right shall be transferable only simultaneously and together with the transfer of a share of Common Stock (subject to adjustment as hereinafter provided). Until the Distribution Date (or, if earlier, the Expiration Date or Final Expiration
Date), the surrender for transfer of any certificate for Common Stock (or the effectuation of a book-entry transfer of shares of Common Stock) shall constitute the surrender for transfer of the Right or Rights associated with the Common Stock evidenced thereby, whether or not accompanied by a copy of the Summary of Rights.

      Rights shall be issued in respect of all shares of Common Stock that become outstanding after the Record Date but prior to the earliest of the Distribution Date, the Expiration Date or the Final Expiration Date. Certificates for Common Stock (including, without limitation, certificates issued upon original issuance, disposition from the Corporation's treasury or transfer or exchange of Common Stock) after the Record Date but prior to the earliest of the Distribution Date, the Expiration Date, or the Final Expiration Date shall have impressed, printed, written or stamped thereon or otherwise affixed thereto the following legend:

            This certificate also evidences and entitles the holder hereof to the same number of Rights (subject to adjustment) as the number of shares of Common Stock represented by this certificate, such Rights being on the terms provided under the Rights Agreement by and between Smurfit-Stone Container Corporation and Mellon Investor Services LLC (the "Rights Agent"), dated as of September 9, 2002, as it may be amended from time to time (the "Agreement"), the terms of which are incorporated herein by reference and a copy of which is on file at the principal executive offices of Smurfit-Stone Container Corporation. Under certain circumstances, as set forth in the Agreement, such Rights shall be evidenced by separate certificates and shall no longer be evidenced by this certificate. Smurfit-Stone Container Corporation shall mail to the registered holder of this certificate a copy of the Agreement without charge within five days after receipt of a written request therefor. AS PROVIDED IN SECTION 7(e) OF THE AGREEMENT, RIGHTS ISSUED TO OR BENEFICIALLY OWNED BY ACQUIRING PERSONS OR THEIR AFFILIATES OR ASSOCIATES (AS SUCH TERMS ARE DEFINED IN THE AGREEMENT) OR ANY SUBSEQUENT HOLDER OF SUCH RIGHTS SHALL BE NULL AND VOID AND MAY NOT BE EXERCISED BY OR TRANSFERRED TO ANY PERSON.

With respect to such certificates containing the foregoing legend, until the Distribution Date the Rights associated with the Common Stock represented by such certificates shall be evidenced by such certificates alone, and the surrender for transfer of any such certificate, except as otherwise provided herein, shall also constitute the transfer of the

Rights associated with the Common Stock represented thereby. In the event that the Corporation purchases or otherwise acquires any Common Stock after the Record Date but prior to the Distribution Date, any Rights associated with such Common Stock shall be deemed canceled and retired so that the Corporation shall not be entitled to exercise any Rights associated with the Common Stock which are no longer outstanding. Notwithstanding this paragraph (c), the omission of a legend shall not affect the enforceability of any part of this Agreement or the rights of any holder of the Rights.

      As soon as practicable after the Distribution Date, the Corporation will prepare and execute, the Rights Agent will countersign, and the Corporation will send or cause to be sent (and the Rights Agent will, if requested, send), by first class mail, postage prepaid, to each record holder of the Common Stock as of the Close of Business on the Distribution Date, as shown by the records of the Corporation, at the address of such holder shown on such records, a certificate in the form provided by Section 4 hereof (a "RIGHT CERTIFICATE"), evidencing one Right (subject to adjustment as provided herein) for each share of Common Stock so held. As of and after the Distribution Date, the Rights shall be evidenced solely by Right Certificates and may be transferred by the transfer of the Right Certificate as permitted hereby, separately and apart from any transfer of one or more shares of Common Stock.

            Section 4. FORM OF RIGHT CERTIFICATES. The Right Certificates (and the forms of election to purchase shares, certificate and assignment to be printed on the reverse thereof), when, as and if issued, shall be substantially in the form set forth in Exhibit B hereto and may have such marks of identification or designation and such legends, summaries or endorsements printed thereon as may be required to comply with any law or with any rule or regulation made pursuant thereto or with any rule or regulation of any stock exchange on which the Common Stock or the Rights may from time to time be listed or as the Corporation may deem appropriate (but which do not affect the rights, duties or responsibility of the Rights Agent) to conform to usage or otherwise and as are not inconsistent with the provisions of this Agreement. Subject to the provisions of Section 22 hereof, Right Certificates evidencing Rights whenever issued, (i) shall be dated as of the date of issuance of the Rights they represent and (ii) subject to adjustment from time to time as provided herein, on their face shall entitle the holders thereof to purchase such number of one one-thousandths of a share (including fractional shares which are integral multiples of one-thousandth of a share) of Preferred Stock as shall be set forth thereon at the price per one one-thousandth of a share of Preferred Stock payable upon exercise of a Right provided by Section 7(b) hereof, as the same may from time to time be adjusted as provided herein (the "EXERCISE PRICE").

            Section 5. COUNTERSIGNATURE AND REGISTRATION.

      Each Right Certificate shall be executed on behalf of the Corporation by its Chairman of the Board, President or any Vice President, either manually or by facsimile signature, and have affixed thereto the Corporation's seal or a facsimile thereof which shall be attested by the Secretary or an Assistant Secretary of the Corporation, either manually or by facsimile signature. Each Right Certificate shall be countersigned by the

Rights Agent either manually or by facsimile signature and shall not be valid for any purpose unless so countersigned. In case any officer of the Corporation who shall have signed any Right Certificate shall cease to be such officer of the Corporation before countersignature by the Rights Agent and issuance and delivery of the certificate by the Corporation, such Right Certificate, nevertheless, may be countersigned by the Rights Agent and issued and delivered with the same force and effect as though the person who signed such Right Certificates had not ceased to be such officer of the Corporation. Any Right Certificate may be signed on behalf of the Corporation by any person who, on the date of the execution of such Right Certificate, shall be a proper officer of the Corporation to sign such Right Certificate, although at the date of the execution of this Agreement any such person was not such an officer.

      Following the Distribution Date, the Rights Agent will keep or cause to be kept, at its principal office or one or more offices designated as the appropriate place for surrender of Right Certificates upon exercise or transfer, and in such other locations as may be required by law, books for registration and transfer of the Right Certificates issued hereunder. Such books shall show the names and addresses of the respective holders of the Right Certificates, the number of Rights evidenced on its face by each of the Right Certificates and the date of each of the Right Certificates.

            Section 6. TRANSFER, SPLIT UP, COMBINATION AND EXCHANGE OF RIGHT CERTIFICATES; MUTILATED, DESTROYED, LOST OR STOLEN RIGHT CERTIFICATES.

      Subject to the provisions of Sections 7(e), 7(f) and 14 hereof, at any time after the Close of Business on the Distribution Date, and at or prior to the Close of Business on the earlier of the Expiration Date or the Final Expiration Date, any Right Certificate, may be (i) transferred or (ii) split up, combined or exchanged for one or more other Right Certificates, entitling the registered holder to purchase a like number of one one-thousandths of a share of Preferred Stock as the Right Certificate or Rights Certificates surrendered then entitled such holder to purchase. Any registered holder desiring to transfer, split up, combine or exchange any Right Certificate shall surrender the Right Certificate at the office of the Rights Agent designated for the surrender of Right Certificates with the form of certificate and assignment on the reverse side thereof duly endorsed (or enclose with such Right Certificate a written instrument of transfer in form satisfactory to the Corporation and the Rights Agent), duly executed by the registered holder thereof or his attorney duly authorized in writing, and with such signature duly guaranteed. Any registered holder desiring to split up, combine or exchange any Right Certificate shall make such request in writing delivered to the Rights Agent, and shall surrender the Right Certificate to be split up, combined or exchanged at the office of the Rights Agent designated therefor. Neither the Rights Agent nor the Corporation shall be obligated to take any action whatsoever with respect to the transfer of any such surrendered Rights Certificate until the registered holder shall have properly completed and signed the certificate contained in the form of assignment on the reverse side of such Rights Certificate and shall have provided such additional evidence of the identity of the Beneficial Owner (or former Beneficial Owner) or Affiliates or Associates thereof as the Corporation or the Rights Agent shall reasonably request. Thereupon, the

Rights Agent shall, subject to Sections 14 and 27 hereof, countersign and deliver to the person entitled thereto a Right Certificate or Right Certificates, as the case may be, as so requested. The Corporation may require payment of a sum sufficient to cover any Transfer Tax that may be imposed in connection with any transfer, split up, combination or exchange of any Right Certificates. The Rights Agent shall have no duty or obligation to take any action under any Section of this Agreement which requires the payment by a Rights holder of applicable taxes and governmental charges unless and until the Rights Agent is satisfied that all such taxes and/or charges have been paid.

      Subject to the provisions of Sections 7(e), 7(f) and 14 hereof, at any time after the Distribution Date and prior to the Expiration Date, upon receipt by the Corporation and the Rights Agent of evidence satisfactory to them of the loss, theft, destruction or mutilation of a Right Certificate, and, in case of loss, theft or destruction, of indemnity or security satisfactory to them and, if requested by the Corporation or the Rights Agent, reimbursement to the Corporation and the Rights Agent of all reasonable expenses incidental thereto, or upon surrender to the Rights Agent and cancellation of the Right Certificate if mutilated, the Corporation shall cause a new Right Certificate of like tenor to be issued and delivered to the registered owner in lieu of the Right Certificate so lost, stolen, destroyed or mutilated.

            Section 7. EXERCISE OF RIGHTS; EXERCISE PRICE; EXPIRATION DATE OF RIGHTS; INVALIDATION OF CERTAIN RIGHTS.

      The Rights shall not be exercisable until, and shall become exercisable on, the Distribution Date (unless otherwise provided herein, including, without limitation, the restrictions on exercisability set forth in Section 7(e), 23(a) and 27(b) hereof). Except as otherwise provided herein, the Rights may be exercised, in whole or in part, at any time commencing with the Distribution Date upon surrender of the Right Certificate, with the form of election to purchase and certificate on the reverse side thereof duly executed (with signatures duly guaranteed), to the Rights Agent at the office of the Rights Agent designated for such purpose, together with payment of the Exercise Price for each Right exercised (as the same may have been adjusted as hereinafter provided), at or prior to the Close of Business on the earlier of (i) September 9, 2012 (the "FINAL EXPIRATION DATE") or (ii) the date on which the Rights are redeemed as provided in Section 23 hereof or the date on which the Rights are exchanged as provided in Section 27 hereof (such earlier date being herein referred to as the "EXPIRATION DATE").

      The Exercise Price shall initially be $55.00 for each one one-thousandth (1/1,000) of a share of Preferred Stock issued pursuant to the exercise of a Right. The Exercise Price and the number of one one-thousandths of a share of Preferred Stock or other securities or property to be acquired upon exercise of a Right shall be subject to adjustment from time to time as provided in Sections 11 and 13 hereof. The Exercise Price shall be payable in lawful money of the United States of America, in accordance with paragraph (c) below.

      Except as otherwise provided herein, upon receipt of a Right Certificate representing exercisable Rights with the form of election to purchase and certificate duly executed, accompanied by payment by certified check, cashier's check, bank draft or money order payable to the Corporation or the Rights Agent of the Exercise Price for the shares of Preferred Stock to be purchased and an amount equal to any applicable Transfer Tax required to be paid by the holder of the Right Certificate in accordance with Section 9(e) hereof, the Rights Agent shall thereupon promptly (i) requisition from any transfer agent of the Preferred Stock of the Corporation one or more certificates representing the number of shares of Preferred Stock to be so purchased, and the Corporation hereby authorizes and directs such transfer agent to comply with all such requests, (ii) as provided in Section 14(b) hereof, at the election of the Corporation, cause depositary receipts to be issued in lieu of fractional shares of Preferred Stock, (iii) if the election provided for in the immediately preceding clause (ii) has not been made, requisition from the Corporation the amount of cash to be paid in lieu of the issuance of fractional shares (other than fractions that are integral multiples of one one-thousandth of a share) in accordance with Section 14(b) hereof, (iv) after receipt of such Preferred Stock certificates and, if applicable, depositary receipts, cause the same to be delivered to or upon the order of the registered holder of such Right Certificate, registered in such name or names as may be designated by such holder and (v) when necessary to comply with this Agreement, after receipt, promptly deliver such cash to or upon the order of the registered holder of such Right Certificate; PROVIDED, HOWEVER, that in the case of a purchase of securities other than Preferred Stock, pursuant to Section 13 hereof, the Rights Agent shall promptly take the appropriate actions corresponding in such case to that referred to in the foregoing clauses (i) through (v) of this Section 7(c). Notwithstanding the foregoing provisions of this Section 7(c), the Corporation may suspend the issuance of shares of Preferred Stock and other securities upon exercise of a Right for a reasonable period, not in excess of 90 days, during which the Corporation seeks to register under the Securities Act, and any applicable securities law of any other jurisdiction, the shares of Preferred Stock or other securities to be issued pursuant to the Rights; PROVIDED, HOWEVER, that nothing contained in this Section 7(c) shall relieve the Corporation of its obligations under Section 9(d) hereof. Upon any such suspension, the Corporation shall issue a public announcement stating that the exercisability of the Rights has been temporarily suspended, as well as a public announcement at such time as the suspension is no longer in effect.

      In case the registered holder of any Right Certificate shall exercise less than all the Rights evidenced thereby, a new Right Certificate evidencing Rights equivalent to the Rights remaining unexercised shall be issued by the Rights Agent to the registered holder of such Right Certificate or his assign, subject to the provisions of Section 14(b) hereof.

      Notwithstanding any provision of this Agreement to the contrary, from and after the time (the "INVALIDATION TIME") when any Person first becomes an Acquiring Person, any Rights that are Beneficially Owned by (x) such Acquiring Person (or any Associate or Affiliate of such Acquiring Person), (y) a transferee of such Acquiring Person (or any such Associate or Affiliate) who becomes a transferee after the invalidation time or (z) a transferee of such Acquiring Person (or any such Associate or Affiliate) who becomes a transferee prior to or concurrently with the invalidation time pursuant to either (I) a transfer from the Acquiring Person (or any such Associate or Affiliate) to holders of its equity securities or to any Person with whom it has any continuing agreement, arrangement or understanding regarding the transferred Rights or (II) a transfer which the Board of Directors of the Corporation has determined is part of a plan, arrangement or understanding which has the purpose or effect of avoiding the provisions of this
Section 7(e), and subsequent transferees of such Persons referred to in clause
(y) and (z) above, shall be null and void without any further action and any holder of such Rights shall thereafter have no rights whatsoever with respect to such Rights under any provision of this Agreement. No Right Certificate shall be issued pursuant to Section 3 hereof that represents Rights beneficially owned by an Acquiring Person or any Affiliate or Associate thereof whose Rights would be null and void pursuant to the provisions of this Section 7(e); no Right Certificate shall be issued at any time upon the transfer of any Rights to an Acquiring Person (or an Affiliate or Associate of such Acquiring Person) whose Rights would be null and void pursuant to the provisions of this Section 7(e) or any Associate or Affiliate thereof or to any nominee of such Acquiring Person, Associate or Affiliate; and any Right Certificate delivered to the Rights Agent for transfer to an Acquiring Person (or an Associate or Affiliate of such Acquiring Person) whose Rights would be void pursuant to the provisions of this
Section 7(e) shall be cancelled. The Corporation shall use all reasonable efforts to ensure that the provisions of this Section 7(e) are complied with, but it shall have no liability to any holder of Right Certificates or any other Person as a result of its failure to make any determination with respect to an Acquiring Person or its Affiliates, Associates or transferees hereunder.

      Notwithstanding anything in this Agreement to the contrary, neither the Rights Agent nor the Corporation shall be obligated to undertake any action with respect to a registered holder upon the occurrence of any purported exercise as set forth in this Section 7 unless such registered holder shall have (i) completed and signed the certificate following the form of election to purchase set forth on the reverse side of the Right Certificate surrendered for such exercise and (ii) provided such additional evidence of the identity of the Beneficial Owner (or former Beneficial Owner) or Affiliates or Associates thereof and such other information as the Corporation or the Rights Agent shall reasonably request.

            Section 8. CANCELLATION AND DESTRUCTION OF RIGHT CERTIFICATES. All Right Certificates surrendered for the purpose of exercise, transfer, split up, combination or exchange shall, if surrendered to the Corporation or to any of its agents, be delivered to the Rights Agent for cancellation or in cancelled form, or, if surrendered to the Rights Agent, shall be cancelled by it, and no Right Certificates shall be issued in lieu thereof except as expressly permitted by any of the provisions of this Agreement. The Corporation shall deliver to the Rights Agent for cancellation and retirement, and the Rights Agent shall cancel and retire, any Right Certificate purchased or acquired by the Corporation otherwise than upon the exercise thereof. The Rights Agent shall deliver all cancelled Right Certificates to the Corporation, or shall, at the written request of the

Corporation, destroy such cancelled Right Certificates, and in such case shall deliver a certificate of destruction thereof to the Corporation.

            Section 9. RESERVATION AND AVAILABILITY OF SHARES OF PREFERRED
STOCK.

      The Corporation covenants and agrees that it will cause to be reserved and kept available out of the authorized and unissued shares of Preferred Stock or out of authorized and issued shares of Preferred Stock held in its treasury, such number of shares of Preferred Stock as will from time to time be sufficient to permit the exercise in full of all outstanding Rights.

      The Corporation shall use its best efforts to cause, from and after such time as the Rights become exercisable, all shares of Preferred Stock issued or reserved for issuance in accordance with this Agreement to be listed, upon official notice of issuance, upon the principal national securities exchange, if any, upon which the Common Stock is listed or, if the principal market for the Common Stock is not on any national securities exchange, to be eligible for quotation in the National Association of Securities Dealers' Automated Quotation System or any successor thereto or other comparable quotation system.

      The Corporation covenants and agrees that it will take all such action as may be necessary to ensure that all shares of Preferred Stock delivered upon exercise of Rights shall, at the time of delivery of the certificates for such shares (subject to payment of the Exercise Price in respect thereof), be duly and validly authorized and issued and fully paid and nonassessable shares.

      The Corporation shall use its best efforts to (i) file, as soon as practicable following the occurrence of the event described in Section 11(a)(ii), or as soon as is required by law following the Distribution Date, as the case may be, a registration statement under the Securities Act, with respect to the shares of Preferred Stock purchasable upon exercise of the Rights on an appropriate form, (ii) cause such registration statement to become effective as soon as practicable after such filing, and (iii) cause such registration statement to remain effective (with a prospectus at all times meeting the requirements of the Securities Act) until the earlier of (a) the date as of which the Rights are no longer exercisable for Preferred Stock and (b) the earlier of the Expiration Date and the Final Expiration Date. The Corporation may temporarily suspend, for a period of time not to exceed ninety days, the issuance of shares of Preferred Stock upon exercise of a Right in order to prepare and file a registration statement under the Securities Act and permit it to become effective. The Corporation will also take such action as may be appropriate under, or to ensure compliance with, the securities or "blue sky" laws of the various states in connection with the exercisability of the Rights. Notwithstanding any provision of this Agreement to the contrary, the Rights shall not be exercisable in any jurisdiction unless the requisite qualification in such jurisdiction shall have been obtained and until a registration statement under the Securities Act (if required) shall have been declared effective.

      The Corporation covenants and agrees that it will pay when due and payable any and all United States federal and state Transfer Taxes which may be payable in respect of the issuance or delivery of the Right Certificates or of any shares of Preferred Stock issued or delivered upon the exercise of Rights. The Corporation shall not, however, be required to pay any Transfer Tax which may be payable in respect of any transfer or delivery of a Right Certificate to a Person other than, or the issuance or delivery of certificates for Preferred Stock upon exercise of Rights in a name other than that of, the registered holder of the Right Certificate, and the Corporation shall not be required to issue or deliver a Right Certificate or certificate for Preferred Stock to a Person other than such registered holder until any such Transfer Tax shall have been paid (any such Transfer Tax being payable by the holder of such Right Certificate at the time of surrender) or until it has been established to the Corporation's satisfaction that no such Transfer Tax is due.

      The requirements of this Section 9 shall apply to shares of Common Stock of the Corporation if the Corporation has elected in accordance with Section 11(a)(iii) hereof to substitute shares of Common Stock for shares of Preferred Stock that otherwise may be purchased upon the exercise of Rights.

            Section 10. PREFERRED STOCK RECORD DATE. Each Person in whose name any certificate for shares of Preferred Stock is issued upon the exercise of Rights shall for all purposes be deemed to have become the holder of record of the Preferred Stock represented thereby on, and such certificate shall be dated as of, the date upon which the Right Certificate evidencing such Rights was duly surrendered and payment of the Exercise Price (and any applicable Transfer Taxes) was made; PROVIDED, HOWEVER, that, if the date of such surrender and payment is a date upon which the Preferred Stock transfer books of the Corporation are closed, such Person shall be deemed to have become the record holder of such shares on, and such certificate shall be dated as of, the next succeeding Business Day on which the Preferred Stock transfer books of the Corporation are open.

            Section 11. ADJUSTMENT OF EXERCISE PRICE OR NUMBER OF SHARES. The Exercise Price and the number of shares of Preferred Stock which may be purchased upon exercise of a Right are subject to adjustment from time to time as provided in this Section 11.

            (i) In the event the Corporation shall at any time after the date of this Agreement (A) declare or pay any dividend on Common Stock payable in shares of Common Stock, (B) subdivide or split the outstanding shares of Common Stock into a greater number of shares or (C) combine or consolidate the outstanding shares of Common Stock into a smaller number of shares or effect a reverse split of the outstanding shares of Common Stock, then and in each such event the number of one one-thousandths of a share of Preferred Stock issuable upon the exercise of a Right after the record date for such event (if one shall have been established or, if not, after the date of such event) shall be the number of one one-thousandths of a share of Preferred Stock issuable immediately prior to such event multiplied by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately prior to such event and the denominator of which is the number of shares of Common Stock outstanding immediately after such event, and the Exercise Price to be in effect after the record date for such event (if one shall have been established or, if not, after the date of such event) shall be determined by multiplying the Exercise Price in effect immediately prior to such event by such fraction. If an event occurs which would require an adjustment under both this Section 11(a)(i) and Section 11(a)(ii) hereof, the adjustment provided for in this Section 11(a)(i) shall be in addition to, and shall be made prior to, any adjustment required pursuant to Section 11(a)(ii).

                  (ii) Subject to Section 27 hereof, in the event that any
            Person shall become an Acquiring Person, then, subject to the last sentence of Section 23(a) hereof and except as otherwise provided in this Section 11, each holder of a Right, except as provided in
            Section 7(e) hereof, shall thereafter have the right to receive upon exercise of such Right in accordance with the terms of this Agreement and payment of the Exercise Price, such number of one one-thousandths of a share of Preferred Stock as shall equal the result obtained by (1) multiplying the then current Exercise Price by the number of one one-thousandths of a share of Preferred Stock for which a Right would, absent adjustment pursuant to this Section 11(a)(ii), be then exercisable and dividing the product by (2) 50% of the proportionate Fair Market Value of one one-thousandth of a share of the Preferred Stock (determined pursuant to Section 11(b) hereof) on the Stock Acquisition Date in respect of such event; PROVIDED, HOWEVER, if the transaction that would otherwise give rise to the foregoing adjustment is also subject to the provisions of
            Section 13 hereof, then only the provisions of Section 13 hereof shall apply and no adjustment shall be made pursuant to this Section 11(a)(ii).

                  (iii) In the event that the Corporation does not have
            available sufficient authorized but unissued Preferred Stock to permit the exercise in full of the Rights in accordance with the foregoing subparagraph (ii), the Corporation shall take all such action as may be necessary to authorize and reserve for issuance such number of additional shares of Preferred Stock as may from time to time be required to be issued upon the exercise in full of all Rights from time to time outstanding and, if necessary, shall use its best efforts to obtain stockholder approval thereof. In lieu of issuing shares of Preferred Stock in accordance with the foregoing subparagraph (ii), the Corporation may, if the Board of Directors of the Corporation determines that such action is necessary or appropriate, elect to issue or pay, upon the exercise of the Rights, cash, property, shares of Preferred Stock or Common Stock, or any combination thereof, having an aggregate

            Fair Market Value equal to the Fair Market Value of the shares of Preferred Stock which otherwise would have been issuable pursuant to
            Section 11(a)(ii) hereof as of the date the Board of Directors of the Corporation makes such election (which Fair Market Value shall be determined as provided by Section 11(b) hereof). Subject to
            Section 23 hereof, any such election by the Board of Directors of the Corporation must be made and publicly announced within thirty
            (30) days after the date on which the event described in Section 11(a)(ii) occurs and shall be applicable with respect to all Rights exercised after such public announcement. Notice of such election shall promptly be given to the Rights Agent.

      For the purpose of this Agreement, the "FAIR MARKET VALUE" of any share of Preferred Stock, Common Stock or any other stock or any Right or other security or any other property on any date shall be determined as provided in this
Section 11(b). In the case of a publicly traded (as such term is hereinafter defined) stock or other security, the Fair Market Value thereof on any date shall be deemed to be the average of the daily closing prices per share of such stock or per unit of such other security for the 30 consecutive Trading Days (as such term is hereinafter defined) immediately prior to but not including such date; PROVIDED, HOWEVER, that in the event that the Fair Market Value of any share of Common Stock is to be determined as of a date that is within 30 Trading Days after (i) the ex-dividend date for a dividend or distribution on the Common Stock payable in shares of Common Stock or securities convertible into shares of Common Stock or (ii) the effective date of any subdivision, split, combination, consolidation, reverse stock split or reclassification of the Common Stock, then, and in each such case, the Fair Market Value shall be appropriately adjusted by the Board of Directors of the Corporation to take into account such dividend, distribution, subdivision, split, combination, consolidation, reverse stock split or reclassification. The closing price for any day shall be the last sale price, regular way, or, in case no such sale takes place on such day, the average of the closing bid and asked prices, regular way (in either case, as reported in the applicable transaction reporting system with respect to securities listed or admitted to trading on the Nasdaq National Market), or, if the securities are not listed or admitted to trading on the Nasdaq National Market, as reported in the applicable transaction reporting system with respect to securities listed on the principal national securities exchange or Nasdaq market (which, if approved by the Board of Directors of the Corporation, may be a securities exchange of a country other than the United States of America) on which such security is listed or admitted to trading; or, if not listed or admitted to trading on any such national securities exchange or Nasdaq market, the last quoted price (or, if not so quoted, the average of the high bid and low asked prices) in the over-the-counter market, as reported by the National Association of Securities Dealers, Inc. Automated Quotation System ("NASDAQ") or such other quotation reporting system then in use in the United States of America; or, if no bids for such security are so quoted, the average of the closing bid and asked prices as furnished by a professional market maker making a market in such security selected by the Board of Directors of the Corporation. The term "TRADING DAY" shall mean a day on which the principal national securities exchange or Nasdaq market on which such security is listed or admitted to trading is open for the transaction of business or, if such security is not listed or admitted to trading on any national securities exchange or Nasdaq market, a Business Day. For purposes of this Section 11(b), a stock or other security shall be considered "PUBLICLY TRADED" only (i) if registered under Section 12 of the Exchange Act or exempt from such registration pursuant to Section 12(g)(2)(B), (C) or (G) of the Exchange Act or (ii) if traded on a national securities exchange of a country other than the United States of America approved by the Board of Directors of the Corporation or (iii) if, in the judgment of the Board of Directors of the Corporation, there is sufficient active trading in such stock or other security that reported trading transactions therein fairly reflect the fair market value thereof. If a security is not publicly traded, "Fair Market Value" shall mean the fair value per share of stock or per other unit of such other security, as determined by an independent investment banking firm experienced in the valuation of securities selected in good faith by the Board of Directors of the Corporation, or, if no such investment banking firm is, in the good faith judgment of the Board of Directors of the Corporation, available to make such determination, as determined in good faith by the Board of Directors of the Corporation; PROVIDED, HOWEVER, that for purposes of making the adjustment provided for by Section 11(a)(ii) hereof, the Fair Market Value of a share of Preferred Stock, unless the Preferred Stock shall at the time be publicly traded (in which case its Fair Market Value shall be determined pursuant to the foregoing provisions of this
Section 11(b)), shall be 100% of the product of the Fair Market Value of a share of Common Stock multiplied by the higher of the then Dividend Multiple or Vote Multiple applicable to the Preferred Stock (as defined in the certificate of designations of the Corporation relating to the Preferred Stock); PROVIDED, HOWEVER, that the Board of Directors of the Corporation may, by resolution, determine that the Fair Market Value of a share of Preferred Stock shall be more than such amount but not more than 110% of the product of the then Fair Market Value of a share of Common Stock multiplied by the higher of the then Dividend Multiple or Vote Multiple applicable to the Preferred Stock. In the case of property other than securities, the "Fair Market Value" thereof shall be determined in good faith by the Board of Directors of the Corporation based upon such appraisals or valuation reports of such independent experts as the Board of Directors of the Corporation shall in good faith determine to be appropriate in accordance with good business practices and fair to the interests of the holders of Rights. Any determination made by the Board of Directors of the Corporation as provided for by this Section 11(b) shall be described in a statement filed by the Corporation with the Rights Agent, shall be effective thereupon and only thereupon and shall be binding upon the Rights Agent and, as provided by Section 34 hereof, all holders of Rights.

      In case the Corporation shall fix a record date for the issuance of rights, options or warrants to all holders of Common Stock entitling them (for a period expiring within 45 calendar days after such record date) to subscribe for or purchase Common Stock or securities convertible into Common Stock at a price per share (or having a conversion price per share, if a security convertible into Common Stock) less than the then current per share Fair Market Value of the Common Stock on such record date, the Exercise Price to be in effect after such record date shall be determined by multiplying the

Exercise Price in effect immediately prior to such record date by a fraction, the numerator of which shall be the number of shares of Common Stock outstanding on such record date plus the number of shares of Common Stock which the aggregate offering price of the total number of shares of Common Stock so to be offered (and/or the aggregate initial conversion price of the convertible securities so to be offered) would purchase at such current Fair Market Value and the denominator of which shall be the number of shares of Common Stock outstanding on such record date plus the number of additional shares of Common Stock to be offered for subscription or purchase (or into which the convertible securities so to be offered are initially convertible). In case such subscription price may be paid in a consideration part or all of which shall be in a form other than cash, the value of such consideration shall be as determined in good faith by the Board of Directors of the Corporation, whose determination shall be described in a statement filed with the Rights Agent. Shares of Common Stock owned by or held for the account of the Corporation shall not be deemed outstanding for the purpose of any such computation. Such adjustment shall be made successively whenever such a record date is fixed and in the event that such rights, options or warrants are not so issued, the Exercise Price shall be adjusted to be the Exercise Price which would then be in effect if such record date had not been fixed.

      In case the Corporation shall fix a record date for the making of a distribution to all holders of the Common Stock (including any such distribution made in connection with a consolidation or merger in which the Corporation is the continuing or surviving corporation) of evidences of indebtedness of the Corporation or any of its Subsidiaries, cash (other than a regular quarterly cash dividend not in excess of 150% of the previous regular quarterly cash dividend), other assets (other than a dividend payable in shares of Common Stock) or options, rights or warrants to subscribe for shares of the Corporation or any Subsidiary (excluding those referred to in Section 11(c) hereof), the Exercise Price to be in effect after such record date shall be determined by multiplying the Exercise Price in effect immediately prior to such record date by a fraction, the numerator of which shall be the Fair Market Value of the shares of Common Stock on such record date, less the fair market value (as determined in good faith by the Board of Directors of the Corporation, whose determination shall be described in a statement filed with the Rights Agent) of the portion of the assets or evidences of indebtedness or options, rights or warrants so to be distributed in respect of one share of Common Stock, and the denominator of which shall be such current Fair Market Value of the shares of Common Stock. Such adjustment shall be made successively whenever such a record date is fixed, and, in the event that such distribution is not so made notwithstanding the setting of a record date therefor, the Exercise Price shall again be adjusted to be the Exercise Price which would then be in effect if such record date had not been fixed.

      Unless the Corporation shall have exercised its election as provided in
Section 11(f), upon each adjustment of the Exercise Price as a result of the calculations made in Section 11(c) or (d), each Right outstanding immediately prior to the making of such adjustment shall thereafter evidence the right to purchase, at the adjusted Exercise Price, that number of one one-thousandths of a share of Preferred Stock obtained by (i) multiplying (x) the number of one one-thousandths of a share of Preferred Stock that could be purchased upon exercise of a Right immediately prior to the adjustment pursuant to this Section 11(e) by (y) the Exercise Price in effect immediately prior to such adjustment of the Exercise Price and (ii) dividing the product so obtained by the Exercise Price in effect immediately after such adjustment of the Exercise Price.

      The Corporation may elect, on or after the date of any adjustment of the Exercise Price pursuant to Section 11(c) or 11(d), to adjust the number of Rights in substitution for any adjustment pursuant to Section 11(e) in the number of one one-thousandths of a share of Preferred Stock purchasable upon the exercise of a Right. Each of the Rights outstanding after such adjustment of the number of Rights shall be exercisable for the number of one one-thousandths of a share of Preferred Stock for which a Right was exercisable immediately prior to such adjustment. Each Right held of record prior to such adjustment of the number of Rights shall become that number of Rights obtained by dividing the Exercise Price in effect immediately prior to adjustment of the Exercise Price by the Exercise Price in effect immediately after adjustment of the Exercise Price. The Corporation shall make a public announcement of its election to adjust the number of Rights, indicating the record date for the adjustment, and, if known at the time, the amount of the adjustment to be made, and shall promptly give the Rights Agent a copy of such announcement. This record date may be the date on which the Exercise Price is adjusted or any day thereafter, but, if the Right Certificates have been issued, shall be at least 10 days later than the date of the public announcement. If the Right Certificates have been issued, upon each adjustment of the number of Rights pursuant to this Section 11(f), the Corporation shall, as promptly as practicable, cause to be distributed to holders of record of Right Certificates on such record date Right Certificates evidencing, subject to Section 14 hereof, the additional Rights, if any, to which such holders shall be entitled as a result of such adjustment, or, at the option of the Corporation, shall cause to be distributed to such holders of record in substitution and replacement for the Right Certificates held by such holders prior to the date of adjustment, and upon surrender thereof, if required by the Corporation, new Right Certificates evidencing all the Rights to which such holders shall be entitled after such adjustment. Right Certificates so to be distributed shall be issued, executed and countersigned in the manner provided for herein and shall be registered in the names of the holders of record of Right Certificates on the record date specified in the public announcement.

      All calculations under this Section 11 shall be made to the nearest cent or to the nearest one one-thousandth of a share, as the case may be.

      Irrespective of any adjustment or change in the Exercise Price or the number of shares of Preferred Stock issuable upon the exercise of the Rights, the Right Certificates theretofore and thereafter issued may continue to express the Exercise Price and the number of shares to be issued upon exercise of the Rights as in the initial Right Certificates issued hereunder but, nevertheless, shall represent the Rights as so adjusted.

      Before taking any action that would cause an adjustment reducing the purchase price per whole share of Preferred Stock upon exercise of the Rights below the then par value, if any, of the shares of Preferred Stock, the Corporation shall use its best efforts to take any corporate action which may, in the opinion of its counsel, be necessary in order that the Corporation may validly and legally issue fully paid and non-assessable shares of such Preferred Stock at such adjusted purchase price per share.

      Anything in this Section 11 to the contrary notwithstanding, in the event of any reclassification of stock of the Corporation or any recapitalization, reorganization or partial liquidation of the Corporation or similar transaction, the Corporation shall be entitled to make such further adjustments in the number of shares of Preferred Stock which may be acquired upon exercise of the Rights, and such adjustments in the Exercise Price therefor, in addition to those adjustments expressly required by the other paragraphs of this Section 11, as the Board of Directors of the Corporation shall determine to be necessary or appropriate in order for the holders of the Rights in such event to be treated equitably and in accordance with the purpose and intent of this Agreement or in order that any such event shall not, but for such adjustment, in the opinion of counsel to the Corporation, result in the stockholders of the Corporation being subject to any United States federal income tax liability by reason thereof.

      If as a result of an adjustment made pursuant to Section 11(a) hereof, the holder of any Right thereafter exercised shall become entitled to receive any shares of capital stock of the Corporation other than the Preferred Stock, thereafter the Exercise Price and the number of such other shares so receivable upon exercise of a Right shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to the Preferred Stock contained in Sections 11(a), 11(c), 11(d), 11(e), 11(f) and 11(j) hereof, as applicable, and the provisions of Sections 7, 9, 10, 13 and 14 hereof with respect to the Preferred Stock shall apply on like terms to any such other shares.

            Section 12. CERTIFICATION OF ADJUSTED EXERCISE PRICE OR NUMBER OF SHARES. Whenever an adjustment is made as provided in Section 11, 13, 23(c) or 27 hereof, the Corporation shall (a) promptly prepare a certificate setting forth such adjustment, and a brief statement of the facts and computations giving rise to such adjustment, (b) promptly file with the Rights Agent and with each transfer agent for the Preferred Stock a copy of such certificate and (c) mail a brief summary thereof to each holder of a Right Certificate in accordance with Section 25. Notwithstanding the foregoing sentence, the failure of the Corporation to make such certification or give such notice shall not affect the validity of or the force or effect of the requirement for such adjustment. Any adjustment to be made pursuant to Section 11, 13, 23(c) or 27 hereof shall be effective as of the date of the event giving rise to such adjustment. The Rights Agent shall be fully protected in relying on any such certificate and on any adjustment therein contained and shall have no duty with respect to and shall not be deemed to have knowledge of any adjustment unless and until it shall have received such certificate.

            Section 13. CONSOLIDATION, MERGER OR SALE OR TRANSFER OF ASSETS OR EARNING POWER.

      In the event that, at any time after the time that any Person becomes an Acquiring Person, (x) the Corporation shall, directly or indirectly, consolidate with, or merge with and into, any other Person or Persons (other than an Exempt Person) and the Corporation shall not be the surviving or continuing corporation of such consolidation or merger, or (y) any Person or Persons (other than an Exempt Person) shall, directly or indirectly, consolidate with, or merge with and into, the Corporation, and the Corporation shall be the continuing or surviving corporation of such consolidation or merger and, in connection with such consolidation or merger, all or part of the outstanding shares of Common Stock shall be changed or converted into or exchanged for stock or other securities of any other Person (other than an Exempt Person) or of the Corporation or cash or any other property, or (z) the Corporation or one or more of its Subsidiaries shall, directly or indirectly, sell or otherwise transfer to any other Person (other than an Exempt Person) in one or more transactions, assets or earning power aggregating more than 50% of the assets or earning power of the Corporation and its Subsidiaries (taken as a whole), then, on the first occurrence of any such event, proper provision shall be made so that: (i) each holder of record of a Right, except as provided in Section 7(e) hereof, shall thereafter have the right to receive, upon the exercise thereof at a price equal to the then current Exercise Price multiplied by the number of one one-thousandths of a share of Preferred Stock for which a Right is then exercisable, in accordance with the terms of this Agreement and in lieu of shares of Preferred Stock, such number of shares of validly issued, fully paid, non-assessable and freely tradeable Common Stock of the Principal Party (as defined in Section 13(b) hereof), not subject to any liens, encumbrances, rights of first refusal or other adverse claims, as shall equal the result obtained by
(1) multiplying the then current Exercise Price by the number of one one-thousandths of a share of Preferred Stock for which a Right is then exercisable and dividing that product by (2) 50% of the then per share Fair Market Value of the Common Stock of the Principal Party on the date of the consummation of such consolidation, merger, sale or transfer; PROVIDED, HOWEVER, that the Exercise Price (as adjusted) and the number of shares of Common Stock of such Principal Party so receivable upon exercise of a Right shall be subject to further adjustment as appropriate in accordance with Section 11 hereof to reflect any events occurring in respect of the Common Stock of such Principal Party after the occurrence of such consolidation, merger, sale or transfer; (ii) such Principal Party shall thereafter be liable for, and shall assume, by virtue of such consolidation, merger, sale or transfer, all the obligations and duties of the Corporation pursuant to this Agreement; (iii) the term "Corporation" for all purposes of this Agreement shall thereafter be deemed to refer to such Principal Party; (iv) such Principal Party shall take such steps (including, but not limited to, the reservation of a sufficient number of shares of its Common Stock in accordance with the provisions of Section 9 hereof applicable to the reservation of Preferred Stock) in connection with such consummation as may be necessary to assure that the provisions hereof shall thereafter be applicable, as nearly as reasonably may be, in relation to its shares of Common Stock thereafter deliverable upon the exercise of the Rights; PROVIDED, HOWEVER, that, upon the subsequent occurrence of any merger, consolidation, sale of all or substantially all of the assets, recapitalization, reclassification of shares, reorganization or other extraordinary transaction in respect of such Principal Party, each holder of a Right shall thereupon be entitled to receive, upon exercise of a Right and payment of the Exercise Price, such cash, shares, rights, warrants and other property which such holder would have been entitled to receive had it, at the time of such transaction, owned the shares of Common Stock of the Principal Party purchasable upon the exercise of a Right, and such Principal Party shall take such steps (including, but not limited to, reservation of shares of stock) as may be necessary to permit the subsequent exercise of the Rights in accordance with the terms hereof for such cash, shares, rights, warrants and other property; and (v) the provisions of Section 11(a)(ii) hereof shall be of no effect following the occurrence of any event described in clause (x), (y) or
(z) above of this Section 13(a).

      "PRINCIPAL PARTY" shall mean

                  (i) in the case of any transaction described in clause (x) or
            (y) of the first sentence of Section 13(a) hereof: (A) the Person that is the issuer of the securities into which shares of Common Stock of the Corporation are changed or otherwise exchanged or converted in such merger or consolidation, or, if there is more than one such issuer, the issuer of the Common Stock of which has the greatest market value or (B) if no securities are so issued, (I) the Person that is the other party to the merger or consolidation and that survives such merger or consolidation, or, if there is more than one such Person, the Person the Common Stock of which has the greatest market value or (II) if the Person that is the other party to the merger or consolidation does not survive the merger or consolidation, the Person that does survive the merger or consolidation (including the Corporation if it survives); and

                  (ii) in the case of any transaction described in clause (z) of the first sentence in Section 13(a), the Person that is the party receiving the greatest portion of the assets or earning power transferred pursuant to such transaction or transactions, or, if each Person that is a party to such transaction or transactions receives the same portion of the assets or earning power so transferred or if the Person receiving the greatest portion of the assets or earning power cannot be determined, whichever of such Persons as is the issuer of Common Stock having the greatest market value of shares outstanding;

PROVIDED, HOWEVER, that in any such case, if the Common Stock of such Person is not at such time and has not been continuously over the preceding 12-month period registered under Section 12 of the Exchange Act, then (1) if such Person is a direct or indirect Subsidiary of another Person the Common Stock of which is and has been so registered, the term "Principal Party" shall refer to such other Person, or (2) if such Person is a Subsidiary, directly or indirectly, of more than one Person, the Common Stocks of all of which are and have been so registered, the term "Principal Party" shall refer to whichever of such Persons is the issuer of the Common Stock having the greatest market value of shares outstanding, or (3) if such Person is owned, directly or indirectly, by a joint venture formed by two or more Persons that are not owned, directly or indirectly, by the same Person, the rules set forth in clauses (1) and (2) above shall apply to each of the owners having an interest in the venture as if the Person owned by the joint venture was a Subsidiary of both or all of such joint venturers, and the Principal Party in each such case shall bear the obligations set forth in this Section 13 in the same ratio as its interest in such Person bears to the total of such interests.

      The Corporation shall not consummate any consolidation, merger or sale or transfer of assets or earning power referred to in Section 13(a) unless the Principal Party shall have a sufficient number of authorized shares of its Common Stock that have not been issued or reserved for issuance to permit exercise in full of all Rights in accordance with this Section 13 and unless prior thereto the Corporation and the Principal Party involved therein shall have executed and delivered to the Rights Agent an agreement confirming that the Principal Party shall, upon consummation of such consolidation, merger or sale or transfer of assets or earning power, assume this Agreement in accordance with
Section 13(a) hereof and that all rights of first refusal or preemptive rights in respect of the issuance of shares of Common Stock of the Principal Party upon exercise of outstanding Rights have been waived and that such transaction shall not result in a default by the Principal Party under this Agreement, and further providing that, as soon as practicable after the date of any consolidation, merger or sale or transfer of assets or earning power referred to in Section 13(a) hereof, the Principal Party will:

                  (iii) prepare and file a registration statement under the
            Securities Act with respect to the Rights and the securities purchasable upon exercise of the Rights on an appropriate form, use its best efforts to cause such registration statement to become effective as soon as practicable after such filing and use its best efforts to cause such registration statement to remain effective (with a prospectus at all times meeting the requirements of the Securities Act) until the date of expiration of the Rights, and similarly comply with applicable state securities laws;

                  (iv) use its best efforts to list (or continue the listing of)
            the Rights and the securities purchasable upon exercise of the Rights on a national securities exchange or to meet the eligibility requirements for quotation on NASDAQ;

                  (v) deliver to holders of the Rights historical financial
            statements for the Principal Party which comply in all respects with the requirements for registration on Form 10 (or any successor form) under the Exchange Act. In the event that any of the transactions described in Section 13(a) hereof shall occur at any time after the occurrence of a transaction described in Section 11(a)(ii) hereof, the Rights which have not theretofore been exercised shall, subject to the provisions of Section

            7(e) hereof, thereafter be exercisable in the manner described in
            Section 13(a); and

                  (vi) obtain waivers of any rights of first refusal or
            preemptive rights in respect of the Common Stock of the Principal Party subject to purchase upon exercise of outstanding Rights.

      In case the Principal Party which is to be a party to a transaction referred to in this Section 13 has a provision in any of its authorized securities or in its Restated Certificate of Incorporation or By-laws or other instrument governing its affairs, which provision would have the effect of (i) causing such Principal Party to issue, in connection with, or as a consequence of, the consummation of a transaction referred to in this Section 13, shares of Common Stock of such Principal Party at less than the then Fair Market Value per share (determined pursuant to Section 11(b) hereof) or securities exercisable for, or convertible into, Common Stock of such Principal Party at less than such then Fair Market Value (other than to holders of Rights pursuant to this Section
13) or (ii) providing for any special tax or similar payment in connection with the issuance to any holder of a Right of Common Stock of such Principal Party pursuant to the provisions of this Section 13, then, in such event, the Corporation shall not consummate any such transaction unless prior thereto the Corporation and such Principal Party shall have executed and delivered to the Rights Agent a supplemental agreement providing that the provision in question of such Principal Party shall have been canceled, waived or amended, or that the authorized securities shall be redeemed, so that the applicable provision will have no effect in connection with, or as a consequence of, the consummation of the proposed transaction.

      The Corporation covenants and agrees that it shall not, at any time after any Person becomes an Acquiring Person, enter into any transaction of the type described in clauses (x) through (z) of the first sentence of Section 13(a) hereof if (i) at the time of or immediately after such consolidation, merger, sale, transfer or other transaction there are any rights, warrants or other instruments or securities outstanding or agreements in effect which would substantially diminish or otherwise eliminate the benefits intended to be afforded by the Rights, (ii) prior to, simultaneously with or immediately after such consolidation, merger, sale, transfer or other transaction, the stockholders of the Person who constitutes, or would constitute, the Principal Party for purposes of Section 13(a) hereof shall have received a distribution of Rights previously owned by such Person or any of its Affiliates or Associates or
(iii) the form or nature of organization of the Principal Party would preclude or limit the exercisability of the Rights.

            Section 14. FRACTIONAL RIGHTS AND FRACTIONAL SHARES.

      The Corporation shall not be required to issue fractions of Rights or to distribute Right Certificates which evidence fractional Rights (i.e., Rights to acquire less than one one-thousandth of a share of Preferred Stock), unless such fractional Rights result from a transaction referred to in Section 11(a)(i) or 11(f) hereof. If the Corporation shall determine not to issue such fractional Rights, then, in lieu of such fractional Rights, there shall be paid to the holders of record of the Right Certificates with regard to which such fractional Rights would otherwise be issuable, an amount in cash equal to the same fraction of the Fair Market Value of a whole Right.

      The Corporation shall not be required to issue fractions of shares of Preferred Stock (other than fractions that are integral multiples of one one-thousandth of a share) upon exercise of the Rights or to distribute certificates which evidence fractional shares (other than fractions that are integral multiples of one one-thousandth of a share). In lieu of issuing fractions of shares of Preferred Stock, the Corporation may, at its election, issue depositary receipts evidencing fractions of shares pursuant to an appropriate agreement between the Corporation and a depositary selected by it, provided that such agreement shall provide that the holders of such depositary receipts shall have all of the rights, privileges and preferences to which they would be entitled as owners of the Preferred Stock. With respect to fractional shares that are not integral multiples of one one-thousandth of a share, if the Corporation does not issue such fractional shares or depositary receipts in lieu thereof, there shall be paid to the holders of record of Right Certificates at the time such Right Certificates are exercised as herein provided an amount in cash equal to the same fraction of the Fair Market Value of a share of Preferred Stock.

      The holder of a Right by the acceptance of a Right expressly waives his right to receive any fractional Right or any fractional shares of Preferred Stock (other than fractions which are integral multiples of one one-thousandth of a share) upon exercise of a Right.

      Whenever a payment for fractional Rights or fractional shares is to be made by the Rights Agent, the Corporation shall (i) promptly prepare and deliver to the Rights Agent a certificate setting forth in reasonable detail the facts related to such payments and the prices and/or formulas utilized in calculating such payments, and (ii) provide sufficient monies to the Rights Agent in the form of fully collected funds to make such payments. The Rights Agent shall be fully protected in relying upon such a certificate and shall have no duty with respect to, and shall not be deemed to have knowledge of any payment for fractional Rights or fractional shares under any Section of this Agreement relating to the payment of fractional Rights or fractional shares unless and until the Rights Agent shall have received such a certificate and sufficient monies.

            Section 15. RIGHTS OF ACTION. All rights of action in respect of this Agreement, except the rights of action given to the Rights Agent in Section 18 hereof, are vested in the respective registered holders of the Right Certificates (and, prior to the Distribution Date, the holders of record of the Common Stock), and any holder of record of any Right Certificate (or, prior to the Distribution Date, of the Common Stock), without the consent of the Rights Agent or of the holder of any other Right Certificate (or, prior to the Distribution Date, of the Common Stock), may, in his own behalf and for his own benefit, enforce, and may institute and maintain any suit, action or proceeding against the Corporation to enforce, or otherwise act in respect of, his right to exercise the Rights evidenced by such Right Certificate in the manner provided in such Right

Certificate and in this Agreement. Without limiting the foregoing or any remedies available to the holders of Rights, it is specifically acknowledged that the holders of Rights would not have an adequate remedy at law for any breach of this Agreement and will be entitled to specific performance of the obligations under, and injunctive relief against actual or threatened violations of, the obligations of any Person subject to this Agreement.

            Section 16. AGREEMENT OF RIGHT HOLDERS. Each holder of a Right, by accepting the same, consents and agrees with the Corporation and the Rights Agent and with every other holder of a Right that:

                  (a) prior to the Distribution Date, the Rights shall be
            evidenced by the certificates for Common Stock (or in the case of uncertificated shares of Common Stock, by the book-entry account that evidences record ownership of such shares) registered in the name of the holders of Common Stock (together, as applicable, with the Summary of Rights), which certificates for Common Stock (or book-entry account) shall also constitute certificates for Rights, and not by separate Right Certificates, and each Right shall be transferable only simultaneously and together with the transfer of shares of Common Stock;

                  (b) after the Distribution Date, the Right Certificates are transferable only on the registry books of the Rights Agent if surrendered at the office of the Rights Agent designated for such purpose, duly endorsed or accompanied by a proper instrument of transfer; and

                  (c) the Corporation and the Rights Agent may deem and treat the Person in whose name the Right Certificate (or, prior to the Distribution Date, the associated Common Stock certificate or, in the case of uncertificated shares of Common Stock, the book-entry account evidencing record ownership of such shares) is registered as the absolute owner thereof and of the Rights evidenced thereby (notwithstanding any notations of ownership or writing on the Right Certificates or the associated Common Stock certificate made by anyone other than the Corporation or the Rights Agent) for all purposes whatsoever, and neither the Corporation nor the Rights Agent shall be affected by any notice to the contrary.

            Section 17. RIGHT CERTIFICATE HOLDER NOT DEEMED A STOCKHOLDER. No holder, as such, of any Right Certificate shall be entitled to vote, receive dividends or be deemed for any purpose the holder of Preferred Stock or any other securities which may at any time be issuable on the exercise of the Rights represented thereby, nor shall anything contained herein or in any Right Certificate be construed to confer upon the holder of any Right Certificate, as such, any of the rights of a stockholder or other securityholder of the Corporation or of a securityholder of any other Person or any right to vote for the election of directors or upon any matter submitted to stockholders at any meeting thereof, or to give or withhold consent to any corporate action or securityholder action, or to receive notice of meetings or other actions affecting stockholders or securityholders (except as provided in Section 24 hereof), or to receive dividends or subscription rights, or otherwise, except in any such case the rights, if any, in respect thereof provided by this Agreement, until the Right or Rights evidenced by such Right Certificate shall have been exercised in accordance with the provisions hereof for such stock or other security.

            Section 18. CONCERNING THE RIGHTS AGENT.

      The Corporation agrees to pay to the Rights Agent reasonable compensation for all services rendered by it hereunder and, from time to time, on demand of the Rights Agent, its reasonable expenses and counsel fees and other disbursements incurred in the preparation, administration, delivery, execution and amendment of this Agreement and the exercise and performance of its duties hereunder. The Corporation also agrees to indemnify the Rights Agent for, and to hold it harmless against, any loss, liability, damage, judgment, fine, penalty, claim, demand, settlement, cost or expense incurred without gross negligence, bad faith or willful misconduct (each as determined by a final non-appealable order, judgment, decree or ruling of a court of competent jurisdiction) on the part of the Rights Agent, for any action taken, suffered or omitted by the Rights Agent in connection with the acceptance and administration of this Agreement, including, without limitation, the costs and expenses of defending against any claim of liability in the premises. The provisions of this Section 18 and Section 20 below shall survive the termination of this Agreement, the exercise or expiration of the Rights and the resignation or removal of the Rights Agent.

      The Rights Agent shall be authorized and protected and shall incur no liability for, or in respect of any action taken, suffered or omitted by it in connection with, its acceptance and administration of this Agreement in reliance upon any Right Certificate or certificate for the Preferred Stock or Common Stock or for other securities of the Corporation, instrument of assignment or transfer, power of attorney, endorsement, affidavit, letter, notice, direction, consent, certificate, statement, or other paper or document believed by it to be genuine and to be signed, executed and, where necessary, verified or acknowledged, by the proper person or persons, or otherwise upon the advice of counsel as set forth in Section 20 hereof. The Rights Agent shall not be deemed to have knowledge of any event of which it was supposed to receive notice thereof hereunder, and the Rights Agent shall be fully protected and shall incur no liability for failing to take any action in connection therewith unless and until it has received such notice in writing.

            Section 19. MERGER OR CONSOLIDATION OF, OR CHANGE IN NAME OF, THE RIGHTS AGENT.

      Any Person into which the Rights Agent or any successor Rights Agent may be merged or with which it may be consolidated, or any Person resulting from any merger or consolidation to which the Rights Agent or any successor Rights Agent shall be a party, or any Person succeeding to the business of the Rights Agent or any successor Rights Agent, shall be the successor to the Rights Agent under this Agreement without the execution or filing of any paper or any further act on the part of any of the parties hereto, provided that such Person would be eligible for appointment as a successor Rights Agent under the provisions of Section 21 hereof. In case at the time such successor Rights Agent shall succeed to the agency created by this Agreement any of the Rights Certificates shall have been countersigned but not delivered, any such successor Rights Agent may adopt the countersignature of the predecessor Rights Agent and deliver such Right Certificates so countersigned; and in case at that time any of the Right Certificates shall not have been countersigned, any successor Rights Agent may countersign such Right Certificates either in the name of the predecessor Rights Agent or in the name of the successor Rights Agent; and in all such cases such Right Certificates shall have the full force provided in the Right Certificates and in this Agreement.

      In case at any time the name of the Rights Agent shall be changed and at such time any of the Right Certificates shall have been countersigned but not delivered, the Rights Agent may adopt the countersignature under its prior name and deliver Right Certificates so countersigned; in case at that time any of the Right Certificates shall not have been countersigned, the Rights Agent may countersign such Right Certificates either in its prior name or in its changed name; in all such cases such Right Certificates shall have the full force provided in the Right Certificates and in this Agreement.

            Section 20. DUTIES OF RIGHTS AGENT. The Rights Agent undertakes only the duties and obligations expressly imposed by this Agreement (and no implied duties and obligations) upon the following terms and conditions, by all of which the Corporation and the holders of Right Certificates by their acceptance thereof shall be bound:

            (a) The Rights Agent may consult with legal counsel (who may be legal counsel for the Corporation), and the advice or opinion of such counsel shall be full and complete authorization and protection to the Rights Agent, and the Rights Agent shall incur no liability for, or in respect of any action taken, suffered or omitted by it in accordance with such advice or opinion.

            (b) Whenever in the performance of its duties under this Agreement the Rights Agent shall deem it necessary or desirable that any fact or matter be proved or established by the Corporation prior to taking, suffering or omitting to take any action hereunder, such fact or matter (unless other evidence in respect thereof be herein specifically prescribed) may be deemed to be conclusively proved and established by a certificate signed any one of the Chairman of the Board, the Chief Executive Officer, the President, any Vice President, the Treasurer or the Secretary of the Corporation and delivered to the Rights Agent; and such certificate shall be full authorization and protection to the Rights Agent for any action taken, suffered or omitted by it under the provisions of this Agreement in reliance upon such certificate.

            (c) The Rights Agent shall be liable hereunder to the Corporation and any other Person only for its own gross negligence, bad faith or willful misconduct (each as determined by a final non-appealable order, judgment, decree or ruling of a court of competent jurisdiction). Anything to the contrary notwithstanding, in no event shall the Rights Agent be liable for special, punitive, indirect, consequential or incidental loss or damage of any kind whatsoever (including but not limited to lost profits), even if the Rights Agent has been advised of the likelihood of such loss or damage. Any liability of the Rights Agent under this Agreement will be limited to the amount of fees paid by the Corporation to the Rights Agent.

            (d) The Rights Agent shall not be liable for or by reason of any of the statements of fact or recitals contained in this Agreement or in the Right Certificates (except its countersignature thereof) or be required to verify the same, but all such statements and recitals are and shall be deemed to have been made by the Corporation only.

            (e) The Rights Agent shall not be under any responsibility or have any liability in respect of the validity of this Agreement or the execution and delivery hereof (except the due execution hereof by the Rights Agent) or in respect of the validity or execution of any Right Certificate (except its countersignature thereof); nor shall it be responsible for any breach by the Corporation of any covenant or condition contained in this Agreement or in any Right Certificate; nor shall it be responsible for any change in the exercisability of the Rights (including the Rights becoming void pursuant to Section 11 hereof) or any adjustment in the terms of the Rights (including the manner, method or amount thereof) provided for in Section 3, 11, 13, 23 or 27 hereof, or the ascertaining of the existence of facts that would require any such change or adjustment (except with respect to the exercise of Rights evidenced by a Right Certificate after actual notice that such change or adjustment is required); nor shall it by any act hereunder be deemed to make any representation or warranty as to the authorization or reservation of any shares of Preferred Stock to be issued pursuant to this Agreement or any Right Certificate or as to whether any Preferred Stock will, when issued, be validly authorized and issued, fully paid and nonassessable.

            (f) The Corporation agrees that it will perform, execute, acknowledge and deliver or cause to be performed, executed, acknowledged and delivered all such further and other acts, instruments and assurances as may reasonably be required by the Rights Agent for the carrying out or performing by the Rights Agent of the provisions of the Agreement.

            (g) The Rights Agent is hereby authorized and directed to accept instructions with respect to the performance of its duties hereunder from any one of the Chairman of the Board, the Chief Executive Officer, the President, any Vice President, the Secretary or the Treasurer of the Corporation, and to apply to such officers for advice or instructions in connection with its duties, and such instructions shall be full authorization and protection to the Rights Agent, and the Rights Agent shall not be liable for any action taken, suffered or omitted by it in accordance with instructions of any such officer or for any delay in acting while waiting for those instructions. Any application by the Rights Agent for written instructions from the Corporation may, at the option of the

Rights Agent, set forth in writing any action proposed to be taken or omitted by the Rights Agent under this Agreement and the date on and/or after which such action shall be taken or such omission shall be effective. The Rights Agent shall not be liable for any action taken by, or omission of, the Rights Agent in accordance with a proposal included in any such application on or after the date specified in such application (which date shall not be less than five (5) Business Days after the date on which any officer of the Corporation actually receives such application, unless any such officer shall have consented in writing to an earlier date) unless, prior to taking any such action (or the effective date in the case of an omission), the Rights Agent shall have received written instructions in response to such application specifying the action to be taken, suffered or omitted by it in god faith in accordance with instructions of any such officer or for any delay in acting while waiting for those instructions.

            (h) The Rights Agent and any shareholder, Affiliate, director, officer or employee of the Rights Agent may buy, sell or deal in any of the Rights or other securities of the Corporation or become pecuniarily interested in any transaction in which the Corporation may be interested, or contract with or lend money to the Corporation or otherwise act as fully and freely as though it were not the Rights Agent under this Agreement. Nothing herein shall preclude the Rights Agent from acting in any other capacity for the Corporation or for any other Person.

            (i) The Rights Agent may execute and exercise any of the rights or powers hereby vested in it or perform any duty hereunder either itself or by or through its attorneys or agents, and the Rights Agent shall not be answerable or accountable for any act, default, neglect or misconduct of any such attorneys or agents or for any loss to the Corporation resulting from any such act, default, neglect or misconduct, absent gross negligence, bad faith or willful misconduct (each as determined by a final non-appealable order, judgment, decree or ruling of a court of competent jurisdiction) in the selection and continued employment thereof.

            (j) No provision of this Agreement shall require the Rights Agent to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder or in the exercise of its rights if it believes that repayment of such funds or adequate indemnification against such risk or liability is not reasonably assured to it.

            Section 21. CHANGE OF RIGHTS AGENT. The Rights Agent or any successor Rights Agent may resign and be discharged from its duties under this Agreement upon 30 days' notice in writing mailed to the Corporation and to each transfer agent of the Common Stock and the Preferred Stock by registered or certified mail. The Corporation may remove the Rights Agent or any successor Rights Agent (with or without cause) upon 30 days' notice in writing, mailed to the Rights Agent or successor Rights Agent, as the case may be, and to each transfer agent of the Common Stock and the Preferred Stock by registered or certified mail. If the Rights Agent shall resign or be removed or shall otherwise become incapable of acting, the Corporation shall appoint a successor to the Rights Agent. If the Corporation shall fail to make such appointment within a period of 30 days after such removal or after it has been notified in writing of such resignation or incapacity by the resigning or incapacitated Rights Agent or by the holder of a Right Certificate (who shall, with such notice, submit his Right Certificate for inspection by the Corporation), then the incumbent Rights Agent or the holder of record of any Right Certificate may apply to any court of competent jurisdiction for the appointment of a new Rights Agent. Any successor Rights Agent, whether appointed by the Corporation or by such a court, shall be (a) a Person organized and doing business under the laws of the United States or of any state thereof, in good standing, which is subject to supervision or examination in the conduct of its corporate trust or stock transfer business by federal or state authorities and which has at the time of its appointment as Rights Agent a combined capital and surplus of at least $50,000,000 or (b) an Affiliate controlled by or under common control with one or more Persons described in clause (a) of this sentence. After appointment, the successor Rights Agent shall be vested with the same powers, rights, duties and responsibilities as if it had been originally named as Rights Agent without further act or deed, but the predecessor Rights Agent shall deliver and transfer to the successor Rights Agent any property at the time held by it hereunder, and execute and deliver any further assurance, conveyance, act or deed necessary for the purpose. Not later than the effective date of any such appointment, the Corporation shall file notice thereof in writing with the predecessor Rights Agent and each transfer agent of the Common Stock and Preferred Stock, and mail a notice thereof in writing to the registered holders of the Right Certificates. Failure to give any notice provided for in this Section 21, however, or any defect therein, shall not affect the legality or validity of the resignation or removal of the Rights Agent or the appointment of the successor Rights Agent, as the case may be. Notwithstanding the foregoing provisions, in the event of resignation, removal or incapacity of the Rights Agent, the Corporation shall have the authority to act as the Rights Agent until a successor Rights Agent shall have assumed the duties of the Rights Agent hereunder.

            Section 22. ISSUANCE OF NEW RIGHT CERTIFICATES. Notwithstanding any of the provisions of this Agreement or of the Rights to the contrary, the Corporation may, at its option, issue new Right Certificates evidencing Rights in such form as may be approved by its Board of Directors to reflect any adjustment or change in the Exercise Price per share and the number or kind or class of shares of stock or other securities or property purchasable under the Right Certificates made in accordance with the provisions of this Agreement. In addition, in connection with the issuance or sale of Voting Stock following the Distribution Date and prior to the Expiration Date, the Corporation may with respect to shares of Voting Stock so issued or sold pursuant to (i) the exercise of stock options, (ii) under any employee plan or arrangement, (iii) upon the exercise, conversion or exchange of securities, notes or debentures issued by the Corporation or (iv) a contractual obligation of the Corporation, in each case existing prior to the Distribution Date, issue Rights Certificates representing the appropriate number of Rights in connection with such issuance or sale.

            Section 23. REDEMPTION.

      The Corporation may, at its option, but only by the vote of a majority of its Board of Directors, redeem all but not less than all of the then outstanding Rights at any time prior to the Close of Business on the tenth day following the Stock Acquisition Date (subject to extension by the Corporation as provided in Section 26 hereof) at a redemption price of $0.01 per Right, subject to adjustment as provided in Section 23(c) hereof (the "REDEMPTION PRICE"). The redemption of the Rights by the Board of Directors of the Corporation may be made effective at such time after the Board's action to redeem the Rights on such basis and subject to such conditions, as the Board of Directors of the Corporation in its sole and absolute discretion may establish. Notwithstanding anything contained in this Agreement to the contrary, the Rights shall not be exercisable prior to the expiration of the Corporation's right of redemption hereunder.

      Without any further action and without any notice, the right to exercise the Rights will terminate effective at the time so designated by action of the Board of Directors of the Corporation ordering the redemption of the Rights and the only right thereafter of the holders of Rights shall be to receive the Redemption Price. Within 10 days after the effective time of the action of the Board of Directors of the Corporation ordering the redemption of the Rights, the Corporation shall give prompt written notice of such redemption to the Rights Agent and shall give notice of such redemption to the holders of the then outstanding Rights by mailing such notice to all such holders at their last addresses as they appear upon the registry books of the Rights Agent or, prior to the Distribution Date, on the registry books of the transfer agent for the Common Stock. Any notice which is mailed in the manner herein provided shall be deemed given, whether or not the holder receives the notice. Each notice of redemption will state the method by which the payment of the Redemption Price will be made. At the option of the Board of Directors of the Corporation, the Redemption Price may be paid in cash to each Rights holder or by the issuance of shares (and, at the Corporation's election pursuant to Section 14(b) hereof, cash or depositary receipts in lieu of fractions of shares other than fractions which are integral multiples of one one-thousandth of a share) of Preferred Stock or Common Stock having a Fair Market Value equal to such cash payment.

      In the event the Corporation shall at any time after the date of this Agreement but before the Close of Business on the tenth day following the Stock Acquisition Date (A) pay any dividend on Common Stock in shares of Common Stock,
(B) subdivide or split the outstanding shares of Common Stock into a greater number of shares or (C) combine or consolidate the outstanding shares of Common Stock into a smaller number of shares or effect a reverse split of the outstanding shares of Common Stock and as a consequence thereof the number of Rights outstanding shall change, then, and in each such event, the Redemption Price may, by action of the Board of Directors of the Corporation in its discretion, be appropriately adjusted in respect of such transaction so as to maintain the aggregate Redemption Price of all Rights after such transaction at the same amount, insofar as practicable, as before the transaction.

            Section 24. NOTICE OF PROPOSED ACTIONS.

      In case the Corporation, after the Distribution Date, shall propose (i) to effect any of the transactions referred to in Section 11(a)(i) hereof or to pay any dividend to the holders of record of its shares of Common Stock payable in shares of capital stock of any class or to make any other distribution to the holders of record of its Common Stock (other than a regular periodic cash dividend at a rate not in excess of 150% of the rate of the last cash dividend theretofore paid), or (ii) to offer to the holders of record of its Common Stock options, warrants, or other rights to subscribe for or to purchase shares of Common Stock (including any security convertible into or exchangeable for Common Stock) or shares of stock of any class or any other securities, options, warrants, convertible or exchangeable securities or other rights, or (iii) to effect any reclassification of its Preferred Stock or Common Stock or any recapitalization or reorganization of the Corporation, or (iv) to effect any consolidation or merger with or into, or to effect any sale or other transfer (or to permit one or more of its Subsidiaries to effect any sale or other transfer), in one or more transactions, of more than 50% of the assets or earning power of the Corporation and its Subsidiaries (taken as a whole) to, any other Person or Persons, or (v) to effect the liquidation, dissolution or winding up of the Corporation, then, in each such case, the Corporation shall give to each holder of record of a Right Certificate, in accordance with Section 25 hereof, notice of such proposed action, which shall specify the record date for the purposes of such transaction referred to in Section 11(a)(i) or such dividend or distribution, or the date on which such reclassification, recapitalization, reorganization, consolidation, merger, sale or transfer of assets, liquidation, dissolution, or winding up is to take place and the record date for determining participation therein by the holders of record of Common Stock or Preferred Stock, if any such date is to be fixed, and such notice shall be so given in the case of any action covered by clause (i) or (ii) above at least 10 days prior to the record date for determining holders of record of the Preferred Stock for purposes of such action, and in the case of any such other action, at least 10 days prior to the date of the taking of such proposed action or the date of participation therein by the holders of record of Common Stock or Preferred Stock, whichever shall be the earlier. The failure to give notice required by this Section 24 or any defect therein shall not affect the legality or validity of the action taken by the Corporation or the vote upon any such action.

      In case the event referred to in Section 11(a)(ii) hereof shall occur, then the Corporation shall as soon as practicable thereafter, in accordance with
Section 25 hereof, give to each holder of a Right notice of the occurrence of such event, which notice shall describe the event and the consequences of the event to holders of Rights under Section 11(a)(ii) hereof.

            Section 25. NOTICES. Notices or demands authorized by this Agreement to be given or made by the Rights Agent or by the holder of record of any Right Certificate or Right to or on the Corporation shall be in writing and shall be considered given upon receipt or seven Business Days after being sent by first-class mail, postage prepaid, in any case addressed (until another address is filed in writing with the Rights Agent) as follows:

                  Smurfit-Stone Container Corporation
                  150 North Michigan Avenue
                  Chicago, Illinois 60601
                  Attention:  Corporate Secretary

Subject to the provisions of Section 21, any notice or demand authorized by this Agreement to be given or made by the Corporation or by the holder of record of any Right Certificate or Right to or on the Rights Agent shall be in writing and shall be considered given upon receipt or seven Business Days after being sent by first-class mail, postage prepaid, in any case addressed (until another address is filed in writing with the Corporation) as follows:

                  Mellon Investors Services LLC
                  One Memorial Drive
                  Suite 900
                  St. Louis, Missouri 63102
                  Attn:  Relationship Manger
                  Facsimile No.: (314) 588-2211

            with a copy to:

                  Mellon Investors Services LLC
                  85 Challenger Road
                  Ridgefield Park, New Jersey 07660
                  Attn:  General Counsel
                  Facsimile No.: (201) 296-4004

Notices or demands authorized by this Agreement to be given or made by the Corporation or the Rights Agent to the holder of record of any Right Certificate or Right shall be in writing and shall be considered given upon receipt or seven Business Days after being sent by first-class mail, postage prepaid, addressed to such holder at the address of such holder as shown on the registry books of the Corporation.

            Section 26. SUPPLEMENTS AND AMENDMENTS. For as long as the Rights are then redeemable and except as provided in the last sentence of this Section 26, the Corporation may, in its sole and absolute discretion, and the Rights Agent shall if the Corporation so directs, supplement or amend any provision of this Agreement without the approval of any holders of the Rights (and provided that such supplement or amendment does not change or increase the Rights Agent's rights, duties or obligations, the Rights Agent shall execute such supplement or amendment upon the delivery of a certificate from an appropriate officer of the Corporation which states that the proposed supplement or amendment is in compliance with the terms of this Section 26). At any time when the Rights are not then redeemable and except as provided in the last sentence of this Section 26, the Corporation may, and the Rights Agent shall if the Corporation so directs, supplement or amend this Agreement without the approval of any holders of Right Certificates (i) to cure any ambiguity, (ii) to correct or supplement any provision contained herein which may be defective or inconsistent with any other provisions herein or (iii) to change or supplement the provisions hereunder in any manner which the Corporation may deem necessary or desirable, provided that no such supplement or amendment pursuant to this clause (iii) shall materially adversely affect the interest of the holders of Right Certificates (other than an Acquiring Person or any other Person in whose hands Rights are null and void under the provisions of Section 7(e) hereof). Upon the delivery of a certificate from an appropriate officer of the Corporation which states that the proposed supplement or amendment is in compliance with the terms of this Section 26, the Rights Agent shall execute such supplement or amendment. Notwithstanding anything contained in this Agreement to the contrary, no supplement or amendment shall be made which changes the Redemption Price; it being understood that an adjustment of the Redemption Price in accordance with Section 23 shall not be considered a supplement or amendment of this Agreement.

            Section 27. EXCHANGE.

      The Board of Directors of the Corporation may, at its option, at any time after any Person becomes an Acquiring Person, exchange all or part of the then outstanding and exercisable Rights (which shall not include Rights that have become null and void pursuant to the provisions of Section 7(e) hereof) by exchanging for each such Right a number of shares of Common Stock having an aggregate Fair Market Value on the date such Person became an Acquiring Person equal to the Spread, appropriately adjusted to reflect any stock split, stock dividend or similar transaction occurring after the date hereof (such number of shares of Common Stock per Right being hereinafter referred to as the "EXCHANGE RATIO"). Notwithstanding the foregoing, the Board of Directors of the Corporation shall not be empowered to effect such exchange at any time after any Person (other than an Exempt Person), together with all Affiliates and Associates of such Person, becomes the Beneficial Owner of 50% or more of the Voting Stock then outstanding. From and after the occurrence of an event specified in Section 13(a) hereof, any Rights that theretofore have not been exchanged pursuant to this Section 27(a) shall thereafter be exercisable only in accordance with Section 13 and may not be exchanged pursuant to this Section 27(a).

      Immediately upon the action of the Board of Directors of the Corporation ordering the exchange of any Rights pursuant to paragraph (a) of this Section 27 and without any further action and without any notice, the right to exercise such Rights shall terminate and the only right thereafter of a holder of such Rights shall be to receive that number of shares of Common Stock equal to the number of such Rights held by such holder multiplied by the Exchange Ratio. The Corporation shall promptly give public notice of any such exchange (with prompt written notice thereof to the Rights Agent); PROVIDED, HOWEVER, that the failure to give, or any defect in, such notice shall not affect the validity of such exchange. The Corporation promptly shall mail a notice of any such exchange to all of the holders of such Rights at their last addresses as they appear upon the registry books of the Rights Agent. Any notice which is mailed in the manner herein provided shall be deemed given, whether or not the holder receives the notice. Each such notice of exchange will state the method by which the exchange of the shares of Common

Stock for Rights will be effected and, in the event of any partial exchange, the number of Rights which will be exchanged. Any partial exchange shall be effected pro rata based on the number of Rights (other than Rights which have become null and void pursuant to the provisions of Section 7(e) hereof) held by each holder of Rights.

      In the event that there shall not be sufficient shares of Common Stock issued but not outstanding or authorized but unissued to permit any exchange of Rights as contemplated in accordance with this Section 27, the Corporation shall substitute to the extent of such insufficiency, for each share of Common Stock that would otherwise be issuable upon exchange of a Right, a number of shares of Preferred Stock or fractions thereof having an aggregate Fair Market Value equal to the Fair Market Value of one share of Common Stock as of the date any Person becomes an Acquiring Person.

            (a) The Corporation shall not be required to issue fractions of shares of Common Stock or to distribute certificates which evidence fractional shares. In lieu of such fractional shares, the Corporation shall pay to the registered holders of the Right Certificates with regard to which such fractional shares of Common Stock would otherwise be issuable an amount in cash equal to the same fraction of the current market value of a whole share of Common Stock. For the purposes of this paragraph (d), the current market value of a whole share of Common Stock shall be the closing price of a share of Common Stock for the Trading Day immediately prior to the date of exchange pursuant to this Section 27.

            Section 28. SUCCESSORS. All of the covenants and provisions of this Agreement by or for the benefit of the Corporation or the Rights Agent shall bind and inure to the benefit of their respective successors and assigns hereunder.

            Section 29. BENEFITS OF THIS AGREEMENT. Nothing in this Agreement shall be construed to give to any Person other than the Corporation, the Rights Agent and the registered holders of the Right Certificates (and, prior to the Distribution Date, the holders of Common Stock in their capacity as holders of the Rights) any legal or equitable right, remedy or claim under this Agreement; but this Agreement shall be for the sole and exclusive benefit of the Corporation, the Rights Agent and the holders of record of the Right Certificates (and, prior to the Distribution Date, the holders of Common Stock in their capacity as holders of the Rights).

            Section 30. DELAWARE CONTRACT. This Agreement and each Right Certificate issued hereunder shall be deemed to be a contract made under the laws of the State of Delaware and for all purposes shall be governed by and construed and enforced in accordance with the laws of such state applicable to contracts to be made and performed entirely within such state; provided, however, that all provisions regarding the rights, duties, liabilities and obligations of the Rights Agent shall be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and to be performed entirely within such State.

            Section 31. COUNTERPARTS. This Agreement may be executed in any number of counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument.

            Section 32. DESCRIPTIVE HEADINGS. Descriptive headings of the several Sections of this Agreement are inserted for convenience only and shall not control or affect the meaning or construction of any of the provisions hereof.

            Section 33. SEVERABILITY. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction or other authority to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated.

            Section 34. DETERMINATIONS AND ACTIONS BY THE BOARD OF DIRECTORS. The Board of Directors of the Corporation shall have the exclusive power and authority to administer, interpret and apply this Agreement and to exercise the rights and powers specifically granted to the Board of Directors of the Corporation or to the Corporation by this Agreement or by law and may take such action as may be necessary or advisable in the administration of this Agreement or to amend or supplement this Agreement in accordance with its terms, including, without limitation, the right and power (i) to make all determinations deemed necessary or advisable for the administration of this Agreement, (ii) to decide to redeem the Rights and (iii) to decide to amend or supplement this Agreement. All such actions, calculations, interpretations and determinations (including any decision not to take any action) done or made by the Board of Directors of the Corporation in good faith shall (x) be final, conclusive and binding on the Corporation, the Rights Agent, the holders of the Rights, as such, and all other Persons and (y) not subject any member of the Board of Directors of the Corporation to any liability to the holders of Rights.

            IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed, all as of the day and year first above written.

                                    SMURFIT-STONE CONTAINER CORPORATION



                                    By: /s/ Craig A. Hunt
                                       ---------------------------
                                    Name: Craig A. Hunt
                                    Title: Vice President, General Counsel and
                                    Secretary





                                    MELLON INVESTOR SERVICES LLC,
                                    as Rights Agent



                                    By: /s/ Ruth Brunette
                                       ---------------------------
                                    Name: Ruth Brunette
                                    Title: Assistant Vice President

                                                                       EXHIBIT A

  ----------------------------------------------------------------------------
                AS PROVIDED IN THE RIGHTS AGREEMENT (AS REFERRED
                TO BELOW), RIGHTS ISSUED TO OR BENEFICIALLY OWNED
                   BY ACQUIRING PERSONS OR THEIR AFFILIATES OR
                  ASSOCIATES (AS SUCH TERMS ARE DEFINED IN THE
                  RIGHTS AGREEMENT) OR ANY SUBSEQUENT HOLDER OF
                 SUCH RIGHTS SHALL BE NULL AND VOID AND MAY NOT
                   BE EXERCISED OR TRANSFERRED TO ANY PERSON.
  ----------------------------------------------------------------------------


                       SMURFIT-STONE CONTAINER CORPORATION

                           SUMMARY OF RIGHTS TO PURCHASE
                   SERIES B JUNIOR PARTICIPATING PREFERRED STOCK




            On September 6, 2002, the Board of Directors of Smurfit-Stone Container Corporation, a Delaware corporation (the "Corporation"), declared a dividend distribution of one Preferred Stock Purchase Right for each outstanding share of common stock, par value $0.01 per share (the "Common Stock"), of the Corporation. The distribution was made payable as of September 17, 2002 to stockholders of record on that date (the "Record Date"). Each Right, once exercisable, entitles the registered holder to purchase from the Corporation one one-thousandth (1/1,000) of a share of preferred stock of the Corporation, designated as Series B Junior Participating Preferred Stock (the "Preferred Stock"), at a price of $55.00 per one one-thousandth (1/1,000) of a share ("Exercise Price"), subject to certain adjustments. The description and terms of the Rights are set forth in a Rights Agreement (the "Rights Agreement") by and between the Corporation and Mellon Investor Services LLC, as Rights Agent (the "Rights Agent").

            AS DISCUSSED BELOW, INITIALLY THE RIGHTS WILL NOT BE EXERCISABLE, CERTIFICATES REPRESENTING THE RIGHTS WILL NOT BE SENT TO STOCKHOLDERS AND THE RIGHTS WILL AUTOMATICALLY TRADE WITH THE COMMON STOCK.

            The Rights, unless earlier redeemed by the Board of Directors, become exercisable upon the close of business on the day (the "Distribution Date") which is the earlier of (i) the tenth day following a public announcement that a person or group of affiliated or associated persons, with certain exceptions set forth below, has acquired beneficial ownership of 15% or more of the outstanding voting stock of the Corporation (an "Acquiring Person") and (ii) the tenth business day (or such later date as may be determined by the Board of Directors prior to such time as any person or group of affiliated or associated persons becomes an Acquiring Person) after the date of the commencement by any person of a tender or exchange offer of which the consummation would result in such person or group of affiliated or associated persons becoming an Acquiring Person.

            An Acquiring Person does not include (A) the Corporation, (B) any subsidiary of the Corporation, (C) any employee benefit plan or employee stock plan of the Corporation or of any subsidiary of the Corporation, or any trust or other entity established under such plan, (D) an "Exempt Person" as defined below, and (E) any person or group of affiliated or associated persons whose ownership of 15% or more of the shares of voting stock of the Corporation then outstanding results solely from (i) any action or transaction, or series of related actions or transactions, approved by the Board of Directors before such person or group became an Acquiring Person or (ii) a reduction in the number of issued and outstanding shares of voting stock of the Corporation pursuant to a transaction, or series of related transactions, approved by the Board of Directors (provided that any person or group that does not become an Acquiring Person by reason of clause (i) or (ii) of this sentence shall become an Acquiring Person upon acquisition of an additional 1% or more of the Corporation's voting stock unless such acquisition of additional voting stock would not result in such person becoming an Acquiring Person by reason of clause
(i) or (ii) of this sentence).

            An Exempt Person is any Institutional Investment Manager (as defined in the Rights Agreement) and any affiliate or associate thereof, who is the beneficial owner of fifteen percent (15%) or more of the shares of voting stock of the Corporation outstanding on September 9, 2002, but in the case of each Exempt Person it shall cease to be an Exempt Person if, and when, any of the following shall first occur: (i) when such person's beneficial ownership of the Corporation's outstanding voting stock first decreases to less than 15% of the outstanding voting stock, (ii) when such person's beneficial ownership of the Corporation's outstanding voting stock first increases to 20% or more of the outstanding voting stock, (iii) when such person ceases to be an Institutional Investment Manager or to be affiliated of associated with an Institutional Investment Manager, or (iv) when such person file or any of its affiliates or associates files or becomes obligated to file a beneficial ownership report with respect to securities of the Corporation on Schedule 13D under the Securities Exchange Act of 1934, as amended (the "Exchange Act"); PROVIDED, HOWEVER, that a person who was an Exempt Person shall cease to be an Exempt Person on, and not until, the fifth business day after it has filed or become obligated to file a
Schedule 13D report under the Exchange Act unless, within such five day period, such person has reduced its beneficial ownership of the Corporation's voting stock to less than 15%. As of September 9, 2002, to the best of the Corporation's knowledge, there is one institutional investment management group which beneficially owns more than 15% of the outstanding voting stock of the Corporation (approximately, 17.6%) and would qualify as an "Exempt Person" (but shall cease to be an Exempt Person if and when any of the circumstances described above first occur).

            Prior to the Distribution Date, the Rights will not be exercisable, will not be represented by a separate certificate, and will not be transferable apart from the Corporation's Common Stock, but will instead be evidenced, with respect to any of the Common Stock certificates outstanding as of the Record Date, by such Common Stock certificate with a copy of this Summary of Rights attached thereto. Until the Distribution Date (or earlier redemption, exchange or expiration of the Rights), new Common Stock certificates issued after the Record Date will contain a legend incorporating the Rights Agreement by reference. Until the Distribution Date (or earlier redemption, exchange or expiration of the Rights), the surrender for transfer of any of the Common Stock certificates outstanding as of the Record Date, with or without a copy of this Summary of Rights attached thereto, will also constitute the transfer of the

Rights associated with the Common Stock represented by such certificate. As soon as practicable following the Distribution Date, separate certificates evidencing the Rights ("Right Certificates") will be mailed to holders of record of the Common Stock as of the close of business on the Distribution Date, and such separate certificates alone will evidence the Rights from and after the Distribution Date.

            The Rights are not exercisable until the Distribution Date. The Rights will expire at the close of business on September 9, 2012, unless earlier redeemed or exchanged by the Corporation as described below.

            Shares of Preferred Stock purchasable upon exercise of the Rights will be non-redeemable and, unless otherwise provided in connection with the creation of a subsequent series of preferred stock, will be subordinate to any other series of the Corporation's preferred stock. The Preferred Stock may not be issued except upon exercise of Rights. Holders of Preferred Stock will be entitled to receive when, as and if declared, a quarterly dividend in an amount equal to the greater of $10.00 per share or 1,000 times the cash dividends declared on the Corporation's Common Stock. In addition, the holders of the Preferred Stock are entitled to receive 1,000 times any non-cash dividends (other than dividends payable in equity securities) declared on the Common Stock, in like kind. In the event of the liquidation of the Corporation, the holders of Preferred Stock will be entitled to receive, for each share of Preferred Stock, a payment in an amount equal to the greater of $55,000.00 or 1,000 times the payment made per share of Common Stock. Each share of Preferred Stock will have 1,000 votes, voting together with the Common Stock. In the event of any merger, consolidation or other transaction in which Common Stock is exchanged, each share of Preferred Stock will be entitled to receive 1,000 times the amount received per share of Common Stock. The rights of Preferred Stock as to dividends, liquidation and voting are protected by anti-dilution provisions.

            The Exercise Price of the Rights and the number of shares of Preferred Stock issuable upon exercise of the Rights are subject to certain adjustments from time to time in the event of a stock dividend on, or a subdivision or combination of, the Common Stock. The Exercise Price for the Rights also is subject to adjustment in the event of extraordinary distributions of cash or other property to holders of Common Stock.

            Unless the Rights are earlier redeemed, in the event that a person or group becomes an Acquiring Person, the Rights Agreement provides that proper provisions will be made so that each holder of record of a Right (other than Rights beneficially owned by an Acquiring Person and certain affiliates, associates and transferees thereof, whose Rights will thereupon become null and void), will thereafter have the right to receive, upon payment of the Exercise Price, that number of shares of the Preferred Stock having a fair market value determined in accordance with the Rights Agreement at the time of the transaction equal to approximately two times the Exercise Price (such value to be determined with reference to the fair market value of the Corporation's Common Stock as provided in the Rights Agreement).

            In addition, unless the Rights are earlier redeemed or exchanged, in the event that, after the time that a person or group becomes an Acquiring Person, the Corporation were to be acquired in a merger or other business combination (in which any shares of Common Stock are changed into or exchanged for other securities or assets) or more than 50% of the assets or earning power of the Corporation and its subsidiaries (taken as a whole) were to be sold or transferred in one or a series of related transactions, the Rights Agreement provides that proper provision will be made so that each holder of record of a Right (other than Rights beneficially owned by an Acquiring Person and certain affiliates, associates and transferees thereof, whose Rights will thereupon become null and void) will from and after such date have the right to receive, upon payment of the Exercise Price, that number of shares of common stock of the acquiring company having a fair market value at the time of such transaction determined in accordance with the Rights Agreement equal to approximately two times the Exercise Price.

            At any time after any person or group becomes an Acquiring Person and prior to the acquisition by such person or group of 50% or more of the outstanding voting stock, the Board of Directors of the Corporation may exchange the Rights (other than Rights owned by such person or group which will have become null and void), in whole or in part, for that number of shares of the Corporation's Common Stock having a fair market value on the date such person or group became an Acquiring Person equal to the excess of (i) the fair market value of Preferred Stock issuable upon the exercise of the Rights over (ii) the Exercise Price of the Rights, in each case subject to anti-dilution adjustments.

            Fractions of shares of Preferred Stock (other than fractions which are integral multiples of one one-thousandth of a share) may, at the election of the Corporation, be evidenced by depositary receipts. The Corporation may also issue cash in lieu of fractional shares which are not integral multiples of one one-thousandth of a share.

            At any time prior to the close of business on the tenth day after there has been a public announcement that a person has become an Acquiring Person, the Corporation may redeem the Rights in whole, but not in part, at a price of $0.01 per Right (the "Redemption Price"). Immediately upon the effective time of the action of the Board of Directors of the Corporation authorizing redemption of the Rights, the right to exercise the Rights will terminate and the only right of the holders of Rights will be to receive the Redemption Price.

            For as long as the Rights are then redeemable, the Corporation may, except with respect to the Redemption Price, amend the Rights in any manner, including an amendment to extend the time period in which the Rights may be redeemed. At any time when the Rights are not then redeemable, the Corporation may amend the Rights in any manner that does not materially adversely affect the interests of holders of the Rights as such.

            Until a Right is exercised, the holder, as such, will have no rights as a stockholder of the Corporation, including, without limitation, the right to vote or to receive dividends.

            THIS SUMMARY DESCRIPTION OF THE RIGHTS DOES NOT PURPORT TO BE COMPLETE AND IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE RIGHTS AGREEMENT, TO WHICH HOLDERS OF RIGHTS SHOULD REFER FOR COMPLETE INFORMATION REGARDING THE TERMS OF THE RIGHTS. A copy of the Rights Agreement has been filed with the Securities and Exchange Commission on September __, 2002, as an Exhibit to the Corporation's Current Report on Form 8-K. A copy of the Rights Agreement is available free of charge from the Corporation.

                                                                       EXHIBIT B

                           [Form of Right Certificate]

Certificate No. W-                                               ______ Rights

      NOT EXERCISABLE AFTER SEPTEMBER 9, 2012 OR EARLIER IF EXCHANGED OR REDEEMED. THE RIGHTS ARE SUBJECT TO REDEMPTION, AT THE OPTION OF THE CORPORATION AND UNDER CERTAIN OTHER CIRCUMSTANCES, AT $0.01 PER RIGHT (SUBJECT TO ADJUSTMENT), ON THE TERMS SET FORTH OR REFERRED TO IN THE RIGHTS AGREEMENT. AS PROVIDED IN THE RIGHTS AGREEMENT (AS REFERRED TO BELOW), RIGHTS ISSUED TO OR BENEFICIALLY OWNED BY ACQUIRING PERSONS OR THEIR AFFILIATES OR ASSOCIATES OR TRANSFEREES THEREOF (AS SUCH TERMS ARE DEFINED IN THE RIGHTS AGREEMENT) OR ANY SUBSEQUENT HOLDER OF SUCH RIGHTS SHALL BE NULL AND VOID AND MAY NOT BE EXERCISED OR TRANSFERRED TO ANY PERSON.

                                Right Certificate

            This certifies that              , or registered assigns, is the
registered owner of the number of Rights set forth above, each of which entitles the owner thereof, subject to the terms, provisions and conditions of the Rights Agreement dated as of September 9, 2002 (the "Rights Agreement") by and between Smurfit-Stone Container Corporation, a Delaware corporation (the "Corporation"), and Mellon Investor Services LLC, a limited liability company organized under the laws of the State of New Jersey, as Rights Agent, or its successor in interest as Rights Agent (the "Rights Agent"), to purchase from the Corporation at any time after the Distribution Date (as such term is defined in the Rights Agreement) and prior to 5:00 P.M. (Eastern time) on September 9, 2012 at the office of the Rights Agent designated in the Rights Agreement for such purpose, one one-thousandth (1/1,000) of a fully paid and nonassessable share of the Series B Junior Participating Preferred Stock (the "Preferred Stock") of the Corporation, or other securities or property in lieu thereof as provided by the Rights Agreement, at a purchase price of $55.00, as the same may from time to time be adjusted in accordance with the Rights Agreement (the "Exercise Price"), upon presentation and surrender of this Right Certificate with the Form of Election to Purchase attached hereto duly executed.

            As provided in the Rights Agreement, the Exercise Price and the number of shares of Preferred Stock which may be purchased upon the exercise of the Rights evidenced by this Right Certificate are subject to modification and adjustment upon the happening of certain events and, upon the happening of certain events, securities other than shares of Preferred Stock, or other property, may be acquired upon exercise of the Rights evidenced by this Right Certificate, as provided in the Rights Agreement.

            This Right Certificate is subject to all of the terms, provisions and conditions of the Rights Agreement, which terms, provisions and conditions are incorporated herein by reference and made a part hereof and to which Rights Agreement reference is hereby made for a full description of the rights, limitations of rights, obligations, duties and immunities of the

Rights Agent, the Corporation and the holders of record of Right Certificates. Copies of the Rights Agreement are on file at the principal executive office of the Corporation.

            This Right Certificate, with or without other Right Certificates, upon surrender at the office of the Rights Agent designated in the Rights Agreement for such purpose, may be exchanged for another Right Certificate or Right Certificates of like tenor and date evidencing Rights entitling the holder of record to purchase a like aggregate number of shares of Preferred Stock as the Rights evidenced by the Right Certificate or Right Certificates surrendered shall have entitled such holder to purchase. If this Right Certificate shall be exercised in part, the holder shall be entitled to receive upon surrender hereof, another Right Certificate or Right Certificates for the number of whole Rights not exercised.

            Subject to the provisions of the Rights Agreement, the Rights evidenced by this Certificate may be redeemed by the Corporation at its option or under certain other circumstances at a redemption price of $0.01 per Right.

            No fractional shares of Preferred Stock (other than fractions which are integral multiples of one one-thousandth (1/1,000) of a share) are required to be issued upon the exercise of any Right or Rights evidenced hereby, and in lieu thereof the Corporation may cause depositary receipts to be issued and/or a cash payment may be made, as provided in the Rights Agreement.

            No holder of this Right Certificate, as such, shall be entitled to vote or receive dividends or be deemed for any purpose the holder of Preferred Stock or of any other securities of the Corporation which may at any time be issuable on the exercise hereof, nor shall anything contained in the Rights Agreement or herein be construed to confer upon the holder hereof, as such, any of the rights of a stockholder of the Corporation or any right to vote for the election of directors or upon any matter submitted to stockholders at meeting thereof, or to give or withhold consent to any corporate action or to receive notice of meetings or other actions affecting stockholders (except as provided in the Rights Agreement), or to receive dividends or subscription rights, or otherwise, until the Right or Rights evidenced by this Right Certificate shall have been exercised as provided in the Rights Agreement.

            This Right Certificate shall not be valid or obligatory for any purpose until it shall have been countersigned by the Rights Agent.

            WITNESS the facsimile signature of the proper officers of the Corporation and its corporate seal. Dated as of __________ ___, _____.

ATTEST:                                   SMURFIT-STONE CONTAINER
                                          CORPORATION


                                          By
-------------------------------             ---------------------------------
[Assistant] Secretary                       Title:


Countersigned:


-------------------------------

By
  -----------------------------
  Authorized Signature

                    [Form of Reverse Side of Right Certificate]

                               FORM OF ASSIGNMENT

                (To be executed by the registered holder if such
              holder desires to transfer the Right Certificates.)

            FOR VALUE RECEIVED _________________________________________________

hereby sells, assigns and transfers unto _______________________________________

________________________________________________________________________________
                   (Please print name and address of transferee)

________________________________________________________________________________
Rights evidenced by this Right Certificate, together with all right, title and interest therein, and does hereby irrevocably constitute and appoint ________________________ Attorney to transfer the within Right Certificate on the books of the within-named Corporation, with full power of substitution.

Dated: ____________ ___, _____


                                          ______________________________________
                                          Signature


Signature Guaranteed:

                                   CERTIFICATE

            The undersigned hereby certifies by checking the appropriate boxes that:
            (1) this Right Certificate [ ] is [ ] is not being sold, assigned or transferred by or on behalf of a Person who is or was an Acquiring Person or an Associate or an Affiliate thereof (as such terms are defined in the Rights Agreement); and
            (2) after due inquiry and to the best knowledge of the undersigned, it [ ] did [ ] did not acquire the Rights evidenced by this Right Certificate from any Person who is, was or subsequently became an Acquiring Person or an Affiliate or Associate thereof (as such terms are defined in the Rights Agreement).

Dated: __________ ___, _____              ______________________________________
                                          Signature


                                     NOTICE

            The signature to the foregoing Assignment and Certificate must correspond to the name as written upon the face of this Right Certificate in every particular, without alteration or enlargement or any change whatsoever.

                          FORM OF ELECTION TO PURCHASE

                      (To be executed if registered holder
                  desires to exercise the Right Certificate.)

TO _____________________:

            The undersigned hereby irrevocably elects to exercise ______________ Rights represented by this Right Certificate to purchase the shares of Preferred Stock issuable upon the exercise of such Rights and requests that certificates for such share(s) be issued in the following name:

Please insert social security
or other identifying number: ___________________________________________________

________________________________________________________________________________
                          (Please print name and address)

________________________________________________________________________________

If such number of Rights shall not be all the Rights evidenced by this Right Certificate, a new Right Certificate for the balance remaining of such Rights shall be registered in the name of and delivered to:

Please insert social security
or other identifying number:____________________________________________________

________________________________________________________________________________
                          (Please print name and address)

________________________________________________________________________________


Dated: ___________ ___, _____

                                         _______________________________________
                                         Signature
                                         (Signature must conform in all respects
                                         to name of holder as specified on the
                                         face of this Right Certificate)
Signature Guaranteed:

                                                                      EXHIBIT C

                           CERTIFICATE OF DESIGNATIONS
                                       OF
                  SERIES B JUNIOR PARTICIPATING PREFERRED STOCK
                                       OF
                       SMURFIT-STONE CONTAINER CORPORATION

                     PURSUANT TO SECTION 151 OF THE DELAWARE
                             GENERAL CORPORATION LAW


            I,              , the Corporate Secretary of Smurfit-Stone Container
Corporation, a corporation organized and existing under the Delaware General Corporation Law (the "CORPORATION"), in accordance with the provisions of
Section 151 of such law, DO HEREBY CERTIFY that pursuant to the authority conferred upon the Board of Directors of the Corporation by the Restated Certificate of Incorporation of the Corporation, the Board of Directors on September 6, 2002 adopted the following resolution which creates a series of 425,000 shares of Preferred Stock designated as Series B Junior Participating Preferred Stock as follows:

            RESOLVED, that pursuant to Section 151(g) of the Delaware General Corporation Law and the authority vested in the Board of Directors of the Corporation in accordance with the provisions of ARTICLE FOURTH of the Restated Certificate of Incorporation of the Corporation, a series of Preferred Stock of the Corporation be, and hereby is, created and the powers, designations, preferences and relative, participating, optional or other special rights of the shares of such series, and the qualifications, limitations or restrictions thereof, be, and hereby are, as follows:

            Section 1. DESIGNATION AND AMOUNT. The shares of such series shall be designated as "Series B Junior Participating Preferred Stock" (the "SERIES B PREFERRED STOCK") and the number of shares constituting such series shall be 425,000.

            Section 2. DIVIDENDS AND DISTRIBUTIONS.

            (A) Subject to the provisions for adjustment hereinafter set forth, and subject to the rights of the holders of any shares of any series of Preferred Stock of the Corporation ranking prior and superior to the Series B Preferred Stock with respect to dividends, the holders of shares of Series B Preferred Stock shall be entitled to receive, when, as and if declared by the Board of Directors of the Corporation out of funds legally available for the purpose, (i) cash dividends in an amount per share (rounded to the nearest cent) equal to 1,000 times the aggregate per share amount of all cash dividends declared or paid on the Common Stock, $0.01 par value per share, of the Corporation (the "COMMON STOCK") and (ii) a preferential cash dividend (the "PREFERENTIAL DIVIDENDS"), if any, in preference to the holders of Common Stock, on the first business day of April, July, October and January, of each year (each a "QUARTERLY DIVIDEND PAYMENT DATE"), commencing on the first Quarterly Dividend Payment Date after the first issuance of a share or fraction of a share of Series B Preferred Stock, payable in an amount (except in the case of the first Quarterly Dividend Payment Date if the date of the first issuance of Series B Preferred Stock is a date other than a Quarterly Dividend Payment Date, in which case such payment shall be a prorated portion of such amount) equal to $10.00 per share of Series B Preferred Stock less the per share amount of all cash dividends declared on the Series B Preferred Stock pursuant to clause (i) of this sentence since the immediately preceding Quarterly Dividend Payment Date or, with respect to the first Quarterly Dividend Payment Date, since the first issuance of any share or fraction of a share of Series B Preferred Stock. In the event the Corporation shall, at any time after the issuance of any share or fraction of a share of Series B Preferred Stock, make any distribution on the shares of Common Stock, whether by way of a dividend or a reclassification of stock, a recapitalization, reorganization or partial liquidation of the Corporation or otherwise, which is payable in cash or any debt security, debt instrument, real or personal property or any other property (other than cash dividends subject to the immediately preceding sentence, a distribution of shares of Common Stock or other capital stock of the Corporation or a distribution of options, rights or warrants to acquire any such share, including any debt security convertible into or exchangeable for any such share, at a price less than the Fair Market Value (as hereinafter defined) of such share of Common Stock), then, and in each such event, the Corporation shall simultaneously pay on each then outstanding share of Series B Preferred Stock a distribution, in like kind, of 1,000 times such distribution paid on a share of Common Stock (subject to the provisions for adjustment hereinafter set forth). The dividends and distributions on the Series B Preferred Stock to which holders thereof are entitled pursuant to clause (i) of the first sentence of this paragraph and pursuant to the second sentence of this paragraph are hereinafter referred to as "DIVIDENDS" and the multiple of such cash and non-cash dividends on the Common Stock applicable to the determination of the Dividends, which shall be 1,000 initially but shall be adjusted from time to time as hereinafter provided, is hereinafter referred to as the "DIVIDEND MULTIPLE". In the event the Corporation shall at any time after September 9, 2002 (the "EFFECTIVE DATE") declare or pay any dividend or make any distribution on Common Stock payable in shares of Common Stock, or effect a subdivision or split or a combination, consolidation or reverse split of the outstanding shares of Common Stock into a greater or lesser number of shares of Common Stock, then in each such case the Dividend Multiple thereafter applicable to the determination of the amount of Dividends which holders of shares of Series B Preferred Stock shall be entitled to receive shall be the Dividend Multiple applicable immediately prior to such event multiplied by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

            (B) The Corporation shall declare each Dividend at the same time it declares any cash or non-cash dividend or distribution on the Common Stock in respect of which a Dividend is required to be paid. No cash or non-cash dividend or distribution on the Common Stock in respect of which a Dividend is required to be paid shall be paid or set aside for payment on the Common Stock unless a Dividend in respect of such dividend or distribution on the Common Stock shall be simultaneously paid or set aside for payment (as the case may be), on the Series B Preferred Stock.

            (C) Preferential Dividends shall begin to accrue on outstanding shares of Series B Preferred Stock from the Quarterly Dividend Payment Date next preceding the date of issuance of any shares of Series B Preferred Stock. Accrued but unpaid Preferential Dividends shall cumulate but shall not bear interest. Preferential Dividends paid on the shares of Series B Preferred Stock in an amount less than the total amount of such dividends at the time accrued and payable on such shares shall be allocated pro rata on a share-by-share basis among all such shares at the time outstanding.

            Section 3. VOTING RIGHTS. The holders of shares of Series B Preferred Stock shall have the following voting rights:

            (A) Subject to the provisions for adjustment hereinafter set forth, each share of Series B Preferred Stock shall entitle the holder thereof to 1,000 votes on all matters submitted to a vote of the holders of the Common Stock. The number of votes which a holder of Series B Preferred Stock is entitled to cast, as the same may be adjusted from time to time as hereinafter provided, is hereinafter referred to as the "VOTE MULTIPLE". In the event the Corporation shall at any time after the Effective Date declare or pay any dividend on Common Stock payable in shares of Common Stock, or effect a subdivision or split or a combination, consolidation or reverse split of the outstanding shares of Common Stock into a greater or lesser number of shares of Common Stock, then in each such case the Vote Multiple thereafter applicable to the determination of the number of votes per share to which holders of shares of Series B Preferred Stock shall be entitled after such event shall be the Vote Multiple immediately prior to such event multiplied by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

            (B) Except as otherwise provided herein, in the Restated Certificate of Incorporation or by law, the holders of shares of Series B Preferred Stock and the holders of shares of Common Stock shall vote together as one class on all matters submitted to a vote of stockholders of the Corporation.

            (C) In the event that the Preferential Dividends accrued on the Series B Preferred Stock for four or more quarterly dividend periods, whether consecutive or not, shall not have been declared and paid or irrevocably set aside for payment, the holders of record of Preferred Stock of the Corporation of all series (including the Series B Preferred Stock), other than any series in respect of which such right is expressly withheld by the Restated Certificate of Incorporation or the authorizing resolutions included in any certificate of designations therefor, shall have the right, at the next meeting of stockholders called for the election of directors, to elect two members to the Board of Directors of the Corporation, which directors shall be in addition to the number required prior to such event, to serve until the next annual meeting and until their successors are elected and qualified or their earlier resignation, removal or incapacity or until such earlier time as all accrued and unpaid Preferential Dividends upon the outstanding shares of Series B Preferred Stock shall have been paid (or irrevocably set aside for payment) in full. The holders of shares of Series B Preferred Stock shall continue to have the right to elect directors as provided by the immediately preceding sentence until all accrued and unpaid Preferential Dividends upon the outstanding shares of Series B Preferred Stock shall have been paid (or set aside for payment) in full. Such directors may be removed and replaced by such stockholders, and vacancies in such directorships may be filled only by such stockholders (or by the remaining director elected by such stockholders, if there be one) in the manner permitted by law; PROVIDED, HOWEVER, that any such action by stockholders shall be taken at a meeting of stockholders and shall not be taken by written consent thereto.

            (D) Except as otherwise required by the Restated Certificate of Incorporation or by law or set forth herein, holders of Series B Preferred Stock shall have no other special voting rights and their consent shall not be required (except to the extent they are entitled to vote with holders of Common Stock as set forth herein) for the taking of any corporate action.

            Section 4. CERTAIN RESTRICTIONS.

            (A) Whenever Preferential Dividends or Dividends are in arrears or the Corporation shall be in default of payment thereof, thereafter and until all accrued and unpaid Preferential Dividends and Dividends, whether or not declared, on shares of Series B Preferred Stock outstanding shall have been paid or set irrevocably aside for payment in full, and in addition to any and all other rights which any holder of shares of Series B Preferred Stock may have in such circumstances, the Corporation shall not:

                  (i) declare or pay dividends on, make any other distributions on, or redeem or purchase or otherwise acquire for consideration, any shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series B Preferred Stock;

                  (ii) declare or pay dividends on or make any other
            distributions on any shares of stock ranking on a parity as to dividends with the Series B Preferred Stock, unless dividends are paid ratably on the Series B Preferred Stock and all such parity stock on which dividends are payable or in arrears in proportion to the total amounts to which the holders of all such shares are then entitled if the full dividends accrued thereon were to be paid;

                  (iii) except as permitted by subparagraph (iv) of this Section
            4(A), redeem or purchase or otherwise acquire for consideration shares of any stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series B Preferred Stock, provided that the Corporation may at any time redeem, purchase or otherwise acquire shares of any such parity stock in exchange for shares of any stock of the Corporation ranking junior (both as to dividends and upon liquidation, dissolution or winding up) to the Series B Preferred Stock; or

                  (iv) purchase or otherwise acquire for consideration any
            shares of Series B Preferred Stock, or any shares of stock ranking on a parity with the Series B Preferred Stock (either as to dividends or upon liquidation, dissolution or winding up), except in accordance with a purchase offer made to all holders of such shares upon such terms as the Board of Directors of the Corporation, after consideration of the respective annual dividend rates and other relative rights and preferences of the respective series and classes, shall determine in good faith will result in fair and equitable treatment among the respective series or classes.

            (B) The Corporation shall not permit any Subsidiary (as hereinafter defined) of the Corporation to purchase or otherwise acquire for consideration any shares of stock of the Corporation unless the Corporation could, under paragraph (A) of this Section 4, purchase or otherwise acquire such shares at such time and in such manner. A "SUBSIDIARY" of the Corporation shall mean any corporation or other entity of which securities or other ownership interests having ordinary voting power sufficient to elect a majority of the board of directors of such corporation or other entity or other persons performing similar functions are beneficially owned, directly or indirectly, by the Corporation or by any corporation or other entity that is otherwise controlled by the Corporation.

            (C) The Corporation shall not issue any shares of Series B Preferred Stock except upon exercise of Rights issued pursuant to that certain Rights Agreement dated as of September 9, 2002, by and between the Corporation and Mellon Investor Services LLC, as Rights Agent, as it may be amended from time to time, a copy of which is on file with the Secretary of the Corporation at its principal executive office and shall be made available to stockholders of record without charge upon written request therefor addressed to said Secretary. Notwithstanding the foregoing sentence, nothing contained in the provisions of this Certificate of Designations shall prohibit or restrict the

Corporation from issuing for any purpose any series of Preferred Stock with rights and privileges similar to, different from, or greater than, those of the Series B Preferred Stock.

            Section 5. REACQUIRED SHARES. Any shares of Series B Preferred Stock purchased or otherwise acquired by the Corporation in any manner whatsoever shall be retired and cancelled promptly after the acquisition thereof. All such shares upon their retirement and cancellation shall become authorized but unissued shares of Preferred Stock, without designation as to series, and such shares may be reissued as part of a new series of Preferred Stock to be created by resolution or resolutions of the Board of Directors of the Corporation.

            Section 6. LIQUIDATION, DISSOLUTION OR WINDING UP. Upon any voluntary or involuntary liquidation, dissolution or winding up of the Corporation, no distribution shall be made (i) to the holders of shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series B Preferred Stock unless the holders of shares of Series B Preferred Stock shall have received for each share of Series B Preferred Stock, subject to adjustment as hereinafter provided, (A) $55,000 plus an amount equal to accrued and unpaid dividends and distributions thereon, whether or not declared, to the date of such payment or, (B) if greater than the amount specified in clause (i)(A) of this sentence, an amount equal to 1,000 times the aggregate amount to be distributed per share to holders of Common Stock, as the same may be adjusted as hereinafter provided and (ii) to the holders of stock ranking on a parity upon liquidation, dissolution or winding up with the Series B Preferred Stock, unless simultaneously therewith distributions are made ratably on the Series B Preferred Stock and all other shares of such parity stock in proportion to the total amounts to which the holders of shares of Series B Preferred Stock are entitled under clause (i)(A) of this sentence and to which the holders of such parity shares are entitled, in each case upon such liquidation, dissolution or winding up. The amount to which holders of Series B Preferred Stock may be entitled upon liquidation, dissolution or winding up of the Corporation pursuant to clause (i)(B) of the foregoing sentence is hereinafter referred to as the "PARTICIPATING LIQUIDATION AMOUNT" and the multiple of the amount to be distributed to holders of shares of Common Stock upon the liquidation, dissolution or winding up of the Corporation applicable pursuant to said clause to the determination of the Participating Liquidation Amount, as said multiple may be adjusted from time to time as hereinafter provided, is hereinafter referred to as the "LIQUIDATION MULTIPLE". In the event the Corporation shall at any time after the Effective Date declare or pay any dividend on Common Stock payable in shares of Common Stock, or effect a subdivision or split or a combination, consolidation or reverse split of the outstanding shares of Common Stock into a greater or lesser number of shares of Common Stock, then, in each such case, the Liquidation Multiple thereafter applicable to the determination of the Participating Liquidation Amount to which holders of Series B Preferred Stock shall be entitled after such event shall be the Liquidation Multiple applicable immediately prior to such event multiplied by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

            Section 7. CERTAIN RECLASSIFICATIONS AND OTHER EVENTS.

            (A) In the event that holders of shares of Common Stock receive after the Effective Date in respect of their shares of Common Stock any share of capital stock of the Corporation (other than any share of Common Stock), whether by way of reclassification, recapitalization, reorganization, dividend or other distribution or otherwise (a "TRANSACTION"), then, and in each such event, the dividend rights, voting rights and rights upon the liquidation, dissolution or winding up of the Corporation of the shares of Series B Preferred Stock shall be adjusted so that after such event the holders of Series B Preferred Stock shall be entitled, in respect of each share of Series B Preferred Stock held, in addition to such rights in respect thereof to which such holder was entitled immediately prior to such adjustment, to (i) such additional dividends as equal the Dividend Multiple in effect immediately prior to such Transaction multiplied by the additional dividends which the holder of a share of Common Stock shall be entitled to receive by virtue of the receipt in the Transaction of such capital stock, (ii) such additional voting rights as equal the Vote Multiple in effect immediately prior to such Transaction multiplied by the additional voting rights which the holder of a share of Common Stock shall be entitled to receive by virtue of the receipt in the Transaction of such capital stock and (iii) such additional distributions upon liquidation, dissolution or winding up of the Corporation as equal the Liquidation Multiple in effect immediately prior to such Transaction multiplied by the additional amount which the holder of a share of Common Stock shall be entitled to receive upon liquidation, dissolution or winding up of the Corporation by virtue of the receipt in the Transaction of such capital stock, as the case may be, all as provided by the terms of such capital stock.

            (B) In the event that holders of shares of Common Stock receive after the Effective Date in respect of their shares of Common Stock any right or warrant to purchase Common Stock (including as such a right, for all purposes of this paragraph, any security convertible into or exchangeable for Common Stock) at a purchase price per share less than the Fair Market Value of a share of Common Stock on the date of issuance of such right or warrant, then and in each such event the dividend rights, voting rights and rights upon the liquidation, dissolution or winding up of the Corporation of the shares of Series B Preferred Stock shall each be adjusted so that after such event the Dividend Multiple, the Vote Multiple and the Liquidation Multiple shall each be the product of the Dividend Multiple, the Vote Multiple and the Liquidation Multiple, as the case may be, in effect immediately prior to such event multiplied by a fraction the numerator of which shall be the number of shares of Common Stock outstanding immediately before such issuance of rights or warrants plus the maximum number of shares of Common Stock which could be acquired upon exercise in full of all such rights or warrants and the denominator of which shall be the number of shares of Common Stock outstanding immediately before such issuance of rights or warrants plus the number of shares of Common Stock which could be purchased, at the Fair Market Value of the Common Stock at the time of such issuance, by the maximum aggregate consideration payable upon exercise in full of all such rights or warrants.

            (C) In the event that holders of shares of Common Stock receive after the Effective Date in respect of their shares of Common Stock any right or warrant to purchase capital stock of the Corporation (other than shares of Common Stock), including as such a right, for all purposes of this paragraph, any security convertible into or exchangeable for capital stock of the Corporation (other than Common Stock), at a purchase price per share less than the Fair Market Value of such shares of capital stock on the date of issuance of such right or warrant, then and in each such event the dividend rights, voting rights and rights upon liquidation, dissolution or winding up of the Corporation of the shares of Series B Preferred Stock shall each be adjusted so that after such event each holder of a share of Series B Preferred Stock shall be entitled, in respect of each share of Series B Preferred Stock held, in addition to such rights in respect thereof to which such holder was entitled immediately prior to such event, to receive (i) such additional dividends as equal the Dividend Multiple in effect immediately prior to such event multiplied, first, by the additional dividends to which the holder of a share of Common Stock shall be entitled upon exercise of such right or warrant by virtue of the capital stock which could be acquired upon such exercise and multiplied again by the Discount Fraction (as hereinafter defined) and (ii) such additional voting rights as equal the Vote Multiple in effect immediately prior to such event multiplied, first, by the additional voting rights to which the holder of a share of Common Stock shall be entitled upon exercise of such right or warrant by virtue of the capital stock which could be acquired upon such exercise and multiplied again by the Discount Fraction and (iii) such additional distributions upon liquidation, dissolution or winding up of the Corporation as equal the Liquidation Multiple in effect immediately prior to such event multiplied, first, by the additional amount which the holder of a share of Common Stock shall be entitled to receive upon liquidation, dissolution or winding up of the Corporation upon exercise of such right or warrant by virtue of the capital stock which could be acquired upon such exercise and multiplied again by the Discount Fraction. For purposes of this paragraph, the "DISCOUNT FRACTION" shall be a fraction the numerator of which shall be the difference between the Fair Market Value of a share of the capital stock subject to a right or warrant distributed to holders of shares of Common Stock as contemplated by this paragraph immediately after the distribution thereof and the purchase price per share for such share of capital stock pursuant to such right or warrant and the denominator of which shall be the Fair Market Value of a share of such capital stock immediately after the distribution of such right or warrant.

            (D) For purposes of this Certificate of Designations, the "FAIR MARKET VALUE" of a share of capital stock of the Corporation (including a share of Common Stock) on any date shall be deemed to be the average of the daily closing prices per share thereof of such stock over the 30 consecutive Trading Days (as such term is hereinafter defined) immediately prior to such date; PROVIDED, HOWEVER, that, in the event that the Fair Market Value of any such share of capital stock is to be determined as of a date that is within 30 Trading Days after (i) the ex-dividend date for a dividend or distribution on stock payable in shares of such stock or securities convertible into shares of such stock, or (ii) the effective date of any subdivision, split, combination, consolidation, reverse stock split or reclassification of such stock, then, and in each such case, the Fair Market Value shall be appropriately adjusted by the Board of Directors of the Corporation to take into account such dividend, distribution, subdivision, split, combination, consolidation, reverse stock split or reclassification. The closing price for any day shall be the last sale price, regular way, or, in case, no such sale takes place on such day, the average of the closing bid and asked prices, regular way (in either case, as reported in the applicable transaction reporting system with respect to securities listed or admitted to trading on the Nasdaq National Market); or, if the shares are not listed or admitted to trading on the Nasdaq National Market, as reported in the applicable transaction reporting system with respect to securities listed on the principal national securities exchange or Nasdaq market on which the shares are listed or admitted to trading; or, if the shares are not listed or admitted to trading on any national securities exchange or Nasdaq market, the last quoted price (or, if not so quoted, the average of the high bid and low asked prices) in the over-the-counter market, as reported by the National Association of Securities Dealers, Inc. Automated Quotation System ("NASDAQ") or such other quotation reporting system then in use; or if no bids for such shares are so quoted, the average of the closing bid and asked prices as furnished by a professional market maker making a market in the shares selected by the Board of Directors of the Corporation. The term "TRADING DAY" shall mean a day on which the principal national securities exchange or Nasdaq market on which the shares are listed or admitted to trading is open for the transaction of business or, if the shares are not listed or admitted to trading on any national securities exchange or Nasdaq market, on which the Nasdaq National Market or such other national securities exchange as may be selected by the Board of Directors of the Corporation is open. If the shares are not publicly held or not so listed or traded on any day within the period of 30 Trading Days applicable to the determination of Fair Market Value thereof as aforesaid, "FAIR MARKET VALUE" shall mean the fair market value thereof per share as determined in good faith by the Board of Directors of the Corporation. In either case referred to in the foregoing sentence, the determination of Fair Market Value shall be described in a statement filed with the Secretary of the Corporation.

            Section 8. CONSOLIDATION, MERGER, ETC. In case the Corporation shall enter into any consolidation, merger, combination or other transaction in which the shares of Common Stock are exchanged for or changed into other stock or securities, cash and/or any other property, then in any such case each outstanding share of Series B Preferred Stock shall at the same time be similarly exchanged for or changed into the aggregate amount of stock, securities, cash and/or other property (payable in like kind), as the case may be, for which or into which each share of Common Stock is changed or exchanged multiplied by the highest of the Vote Multiple, the Dividend Multiple or the Liquidation Multiple in effect immediately prior to such event.

            Section 9. EFFECTIVE TIME OF ADJUSTMENTS.

            (A) Adjustments to the Series B Preferred Stock required by the provisions hereof shall be effective as of the time at which the event requiring such adjustments occurs.

            (B) The Corporation shall give prompt written notice to each holder of a share of Series B Preferred Stock of the effect of any adjustment to the voting rights, dividend rights or rights upon liquidation, dissolution or winding up of the Corporation of such shares required by the provisions of this Certificate of Designations. Notwithstanding the foregoing sentence, the failure of the Corporation to give such notice shall not affect the validity of or the force or effect of or the requirement for such adjustment.

            Section 10. NO REDEMPTION. The shares of Series B Preferred Stock shall not be redeemable at the option of the Corporation or any holder thereof. Notwithstanding the foregoing sentence of this Section, the Corporation may acquire shares of Series B Preferred Stock in any other manner permitted by law and the provisions hereof and the Restated Certificate of Incorporation of the Corporation.

            Section 11. RANKING. Unless otherwise provided in the Restated Certificate of Incorporation of the Corporation, or a certificate of designations relating to a subsequent series of preferred stock of the Corporation, the Series B Preferred Stock shall rank junior to all other series of the Corporation's preferred stock as to the payment of dividends and the distribution of assets on liquidation, dissolution or winding up and senior to the Common Stock.

            Section 12. AMENDMENT. The provisions hereof and the Restated Certificate of Incorporation of the Corporation shall not be amended in any manner which would adversely affect the rights, privileges or powers of the Series B Preferred Stock without, in addition to any other vote of stockholders required by law, the affirmative vote of the holders of two-thirds or more of the outstanding shares of Series B Preferred Stock, voting together as a single class.

            Section 13. FRACTIONAL SHARES. Shares representing Series B Preferred Stock may be issued in fractions of a share which shall entitle the holder, in proportion to such holder's fractional shares, to exercise voting rights, receive dividends, participate in distributions and have the benefit of all other rights of holders of shares of Series B Preferred Stock. Any reference in this Certificate of Designations to shares of Series B Preferred Stock shall be deemed also to refer to fractions of shares of Series B Preferred Stock.

            IN WITNESS WHEREOF, I have executed and subscribed this Certificate of Designations and do affirm the foregoing as true under the penalties of
perjury this    day of September, 2002.


                                    ---------------------------------
                                    Name:
                                    Title:


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